                                                              EXHIBIT 10.1

================================================================================



                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                             WILLIAMS-SONOMA, INC.,
                                as the Borrower,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                            as administrative agent,

                              FLEET NATIONAL BANK,
                              as syndication agent,

                              THE BANK OF NEW YORK,
                             as documentation agent,

                           FIRST UNION NATIONAL BANK,
                             WELLS FARGO BANK, N.A.,
                                       and
                                  BNP PARIBAS,
                                  as co-agents,

                                       and

                            the Lenders party hereto

                                   dated as of
                                 August 23, 2000


================================================================================



                         BANC OF AMERICA SECURITIES LLC
                    Sole Lead Arranger and Sole Book Manager

                             [BANK OF AMERICA LOGO]

                                TABLE OF CONTENTS


ARTICLE 1 - Definitions......................................................................1
        Section 1.1   Definitions............................................................1
        Section 1.2   Other Interpretive Provisions.........................................19
        Section 1.3   Accounting Terms and Determinations...................................19
        Section 1.4   Time of Day...........................................................20

ARTICLE 2 - Credit Facility.................................................................20
        Section 2.1   Commitments...........................................................20
        Section 2.2   Notes.................................................................21
        Section 2.3   Repayment of Loan.....................................................22
        Section 2.4   Use of Proceeds.......................................................22
        Section 2.5   Termination or Reduction of Commitments...............................22
        Section 2.6   Increase of Commitments...............................................22

ARTICLE 3 - Interest and Fees...............................................................23
        Section 3.1   Interest Rate.........................................................23
        Section 3.2   Determinations of Margins and Commitment Fee Rate.....................23
        Section 3.3   Payment Dates.........................................................24
        Section 3.4   Default Interest......................................................24
        Section 3.5   Conversions and Continuations of Balances.............................25
        Section 3.6   Commitment Fee........................................................25
        Section 3.7   Administrative Fee....................................................25
        Section 3.8   Computations..........................................................25

ARTICLE 4 - Administrative Matters..........................................................26
        Section 4.1   Borrowing Procedure...................................................26
        Section 4.2   Minimum Amounts.......................................................26
        Section 4.3   Certain Notices.......................................................26
        Section 4.4   Prepayments...........................................................28
        Section 4.5   Method of Payment.....................................................29
        Section 4.6   Pro Rata Treatment....................................................29
        Section 4.7   Sharing of Payments...................................................30
        Section 4.8   Non Receipt of Funds by the Agent.....................................30

ARTICLE 5 - Change in Circumstances.........................................................31
        Section 5.1   Increased Cost and Reduced Return.....................................31
        Section 5.2   Limitation on Libor Balances and IBOR Balances........................32
        Section 5.3   Illegality............................................................33
        Section 5.4   Treatment of Affected Balances........................................33
        Section 5.5   Compensation..........................................................34
        Section 5.6   Taxes.................................................................35

ARTICLE 6 - Guaranties......................................................................36
        Section 6.1   Guaranties............................................................36
        Section 6.2   New Guarantors........................................................36

ARTICLE 7 - Conditions Precedent............................................................36
        Section 7.1   Initial Advance.......................................................36
        Section 7.2   All Advances..........................................................40

ARTICLE 8 - Representations and Warranties..................................................40
        Section 8.1   Existence, Power and Authority........................................40
        Section 8.2   Financial Condition...................................................41
        Section 8.3   Corporate and Similar Action; No Breach...............................41
        Section 8.4   Operation of Business.................................................42
        Section 8.5   Litigation and Judgments..............................................42
        Section 8.6   Rights in Properties; Liens...........................................42
        Section 8.7   Enforceability........................................................42
        Section 8.8   Approvals.............................................................42
        Section 8.9   Debt..................................................................42
        Section 8.10  Taxes.................................................................42
        Section 8.11  Margin Securities.....................................................43
        Section 8.12  ERISA.................................................................43
        Section 8.13  Disclosure............................................................43
        Section 8.14  Subsidiaries; Capitalization..........................................43
        Section 8.15  Material Agreements...................................................44
        Section 8.16  Compliance with Laws..................................................44
        Section 8.17  Investment Company Act................................................44
        Section 8.18  Public Utility Holding Company Act....................................44
        Section 8.19  Environmental Matters.................................................44
        Section 8.20  Broker's Fees.........................................................45
        Section 8.21  Employee Matters......................................................45
        Section 8.22  Solvency..............................................................46

ARTICLE 9 - Affirmative Covenants...........................................................46
        Section 9.1   Reporting Requirements................................................46
        Section 9.2   Maintenance of Existence; Conduct of Business.........................48
        Section 9.3   Maintenance of Properties.............................................48
        Section 9.4   Taxes and Claims......................................................48
        Section 9.5   Insurance.............................................................49
        Section 9.6   Inspection Rights.....................................................50
        Section 9.7   Keeping Books and Records.............................................50
        Section 9.8   Compliance with Laws..................................................50
        Section 9.9   Compliance with Agreements............................................50
        Section 9.10  Further Assurances....................................................51
        Section 9.11  ERISA.................................................................51

ARTICLE 10 - Negative Covenants.............................................................51
        Section 10.1  Debt..................................................................51
        Section 10.2  Limitation on Liens and Restrictions on Subsidiaries..................53
        Section 10.3  Mergers, Etc..........................................................54
        Section 10.4  Restricted Payments...................................................55
        Section 10.5  Investments...........................................................55
        Section 10.6  Limitation on Issuance of Capital Stock of Subsidiaries...............57
        Section 10.7  Transactions with Affiliates..........................................57
        Section 10.8  Disposition of Assets.................................................57
        Section 10.9  Lines of Business.....................................................57
        Section 10.10 Limitations on Restrictions Affecting the Borrower and its
                      Subsidiaries..........................................................57
        Section 10.11 Environmental Protection..............................................58
        Section 10.12 ERISA.................................................................58

ARTICLE 11 - Financial Covenants............................................................58
        Section 11.1  Leverage Ratio........................................................58
        Section 11.2  Fixed Charge Coverage Ratio...........................................59
        Section 11.3  Minimum Tangible Net Worth............................................59
        Section 11.4  Capital Expenditures..................................................59

ARTICLE 12 - Default........................................................................60
        Section 12.1  Events of Default.....................................................60
        Section 12.2  Remedies..............................................................62
        Section 12.3  Performance by the Agent..............................................63
        Section 12.4  Set-off...............................................................63
        Section 12.5  Continuance of Default................................................63

ARTICLE 13 - The Agent......................................................................64
        Section 13.1  Appointment and Authorization of the Agent............................64
        Section 13.2  Delegation of Duties..................................................64
        Section 13.3  Liability of the Agent................................................64
        Section 13.4  Reliance by the Agent.................................................65
        Section 13.5  Notice of Default.....................................................65
        Section 13.6  Credit Decision; Disclosure of Information by the Agent...............65
        Section 13.7  Indemnification of the Agent..........................................66
        Section 13.8  The Agent in Individual Capacity......................................66
        Section 13.9  Resignation of the Agent..............................................67
        Section 13.10 Co-Agents; Lead Managers..............................................67

ARTICLE 14 - Miscellaneous..................................................................67
        Section 14.1  Expenses..............................................................67
        Section 14.2  Indemnity by the Borrower.............................................68
        Section 14.3  Limitation of Liability...............................................68
        Section 14.4  No Duty...............................................................68
        Section 14.5  No Fiduciary Relationship.............................................69
        Section 14.6  Equitable Relief......................................................69

        Section 14.7  No Waiver; Cumulative Remedies........................................69
        Section 14.8  Binding Effect; Successors; Assignment................................69
        Section 14.9  Survival..............................................................72
        Section 14.10 Entire Agreement......................................................72
        Section 14.11 Amendments and Waivers................................................72
        Section 14.12 Maximum Interest Rate.................................................73
        Section 14.13 Notices...............................................................73
        Section 14.14 Governing Law; Venue; Service of Process..............................74
        Section 14.15 Counterparts..........................................................75
        Section 14.16 Severability..........................................................75
        Section 14.17 Headings..............................................................75
        Section 14.18 Construction..........................................................75
        Section 14.19 Independence of Covenants.............................................75
        Section 14.20 Waiver of Jury Trial..................................................75
        Section 14.21 Confidentiality.......................................................75
        Section 14.22 Foreign Lenders.......................................................76
        Section 14.23 Amendment and Restatement.............................................77

                                INDEX TO EXHIBITS


EXHIBIT A             Form of Revolving Note
EXHIBIT B             Form of Swingline Note
EXHIBIT C             Form of Assignment and Acceptance
EXHIBIT D             Form of Compliance Certificate
EXHIBIT E             Form of Subsidiary Guaranty
EXHIBIT F             Form of Notice of Borrowings, Conversions, Continuations,
                      or Prepayments
EXHIBIT G             Form of Joinder Agreement
EXHIBIT H             Form of Acknowledgment of Intercreditor Agreement


                               INDEX TO SCHEDULES

Schedule 7.1          Governmental Certificates
Schedule 8.4          Operation of Business
Schedule 8.5          Litigation and Judgments
Schedule 8.9          Debt
Schedule 8.10         Taxes
Schedule 8.12         ERISA Matters
Schedule 8.14         Subsidiaries; Capitalization
Schedule 8.15         Material Agreements
Schedule 8.19         Environmental Matters
Schedule 8.20         Broker's Fees
Schedule 8.21         Employee Matters
Schedule 10.2         Permitted Liens
Schedule 10.5         Investments
Schedule 14.13        Addresses for Notices

                     AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement"), dated as of August 23, 2000, is among WILLIAMS-SONOMA, INC., a corporation duly organized and validly existing under the laws of the State of California (the "Borrower"), each of the banks or other lending institutions which is (or which may from time to time become) a party hereto or any successor or assignee thereof pursuant to
Section 14.8(b) (individually, a "Lender" and, collectively, the "Lenders"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in its capacity as administrative agent, together with its successors in such capacity, the "Agent").

                                R E C I T A L S:

        A. The Borrower has requested that the Lenders extend a $200,000,000 unsecured credit facility to the Borrower in the form of a revolving credit facility to refinance existing debt of the Borrower, finance capital expenditures, provide working capital to the Borrower and its Subsidiaries, and for other general corporate purposes.

        B. The Lenders are willing to extend such credit to the Borrower upon the terms and conditions set forth in this Agreement and the other Loan Documents.

        NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

        Section 1.1 Definitions. Wherever used in this Agreement, the following terms have the following meanings:

        "Acknowledgment of Intercreditor Agreement" means an agreement, in substantially the form of Exhibit H, entered into by a Lender pursuant to
Section 7.1(a)(vii) or an Eligible Assignee pursuant to Section 14.8(b).

        "Affected Balances" has the meaning specified in Section 5.4.

        "Affected Libor/IBOR Balances" has the meaning specified in Section 5.5.

        "Affiliate" means, with respect to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10.0%) or more of any class of Capital Stock of such Person; or (c) ten percent (10.0%) or more of the Capital Stock of which is directly or indirectly beneficially owned or held by the Person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of Capital Stock, by contract, or otherwise; provided, however, in no event shall the Agent or any Lender be deemed an Affiliate of the Borrower or any Subsidiary of the Borrower.

        "Agent" has the meaning specified in the introductory paragraph of this Agreement.

        "Agent-Related Persons" means the Agent (including any successor administrative agent), each of the Agent's Affiliates (including, in the case of Bank of America in its capacity as the Agent, the Arranger), and the officers, directors, employees, agents, and attorneys-in-fact of such Persons and Affiliates.

        "Agent's Letter" means the certain letter agreement dated as of the Closing Date among the Borrower, the Arranger, and Bank of America.

        "Agreement" has the meaning specified in the introductory paragraph of this Agreement, as the same may be amended, restated, or otherwise modified.

        "Applicable Lending Office" means, for each Lender and for each Type of Balance, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Balance in Schedule 14.13 (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 14.8(b), in the Assignment and Acceptance executed by
it) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which advances of such Type of Balance are to be made and maintained.

        "Applicable Rate" has the meaning specified in Section 3.1.

        "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

        "Asset Disposition" means, with respect to any Person, the disposition, whether a sale (including, without limitation, any sale/lease-back arrangement), lease, assignment, transfer, or other voluntary disposition of any asset of such Person (including, without limitation, the sale or other disposition of any Capital Stock of any Subsidiary of such Person, but excluding any transaction among any of the Borrower and any Guarantor or any Subsidiary that concurrently therewith becomes a Guarantor) other than (a) sales of inventory in the ordinary course of business, (b) asset dispositions which constitute an Investment permitted by Section 10.5, (c) Permitted Sale-Leasebacks, and (d) sales of equipment that is obsolete or no longer useful in the business of such Person for an amount not in excess of $10,000,000.

        "Assignment and Acceptance" means an assignment and acceptance, in substantially the form of Exhibit C, entered into by a Lender and an Eligible Assignee pursuant to Section 14.8(b) and accepted by the Borrower (if required) and the Agent.

        "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

        "Balance" means the any of the Base Rate Balance, a Libor Balance, or an IBOR Balance.

        "Bank of America" means Bank of America, National Association, and its successors and assigns.

        "Bankruptcy Code" has the meaning specified in Section 12.1(e).

        "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus one-half of one percent (0.50%) and
(b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Base Rate Balance" means the portion of the Loan that bears interest at a rate based upon the Base Rate.

        "Base Rate Margin" has the meaning specified in Section 3.2.

        "Borrower" has the meaning specified in the introductory paragraph of this Agreement.

        "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of Washington and, if such day relates to any Libor Balance or IBOR Balance, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

        "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as capital expenditures in accordance with GAAP, including, without limitation, the aggregate amount of all such expenditures incurred during such period which constitute Capital Lease Obligations.

        "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

        "Capital Stock" means corporate stock and any and all shares, partnership interests, limited liability company interests, membership interests, equity interests, participations, rights, securities (excluding debt securities), or other equivalent evidences (however designated) of ownership, or any options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person (however designated) issued by any entity (whether a corporation, partnership, limited liability company, or other type of entity).

        "Change of Control" means, with respect to any Person, an event or series of events by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its Subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary, or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50.0%) or more of the membership interests of such Person; or (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) preceding constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clause (i) and clause
(ii) preceding constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

        "Closing Date" means the date of this Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

        "Commitment" means, as to each Lender, the obligation of such Lender to make advances of funds in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto (or if applicable, the most recent Assignment and Acceptance executed by such Lender) under the heading "Commitment", as the same may be reduced or terminated pursuant to Section 2.5 or Section 12.2. The aggregate amount of the Commitments as of the Closing Date equals two hundred million Dollars ($200,000,000).

        "Commitment Fee Rate" has the meaning specified in Section 3.2.

        "Commitment Percentage" means, with respect to each Lender, the percentage equivalent (carried to nine (9) decimal places) of a fraction, the numerator of which is the aggregate amount of the Commitment of such Lender (or if such Commitment has terminated or expired, the outstanding principal amount of the Revolving Loan of such Lender with respect thereto), and the denominator of which is the aggregate amount of the Commitments of all of the Lenders (or if such Commitments have terminated or expired, the outstanding principal amount of the Revolving Loans of all of the Lenders with respect thereto).

        "Compliance Certificate" means a certificate in substantially the form of Exhibit D, properly completed and executed by the chief financial officer or Vice President, Finance of the Borrower.

        "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 3.5, from one Interest Period to the next Interest Period, of a Libor Balance as a Libor Balance or of an IBOR Balance as an IBOR Balance.

        "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.5 or Article 5 of (a) Balances of one Type under the Revolving Loan into Balances of the other Type under the Revolving Loan and (b) Balances of one Type under the Swingline Advances into Balances of the other Type under the Swingline Advances.

        "Debt" means, with respect to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP; (d) all Capital Lease Obligations of such Person; (e) Guarantees by such Person of indebtedness, liabilities, or obligations of the kinds described in the clauses (a), (b), (c), (d), (f), (g),
(h), (i), (j), (k), and (l) of this definition; (f) all indebtedness, liabilities, and obligations of the types described in the foregoing clauses (a) through (e) secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities, and obligations secured thereby have been assumed by such Person or are non-recourse to such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt or (ii) the fair market value of the Property encumbered, as determined by the Agent in its discretion; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan (excluding obligations to deliver stock in respect of stock options or stock ownership plans); (i) all vested obligations of such Person for the payment of money under any earn-out, noncompete, consulting, or similar arrangements providing for the deferred payment of the purchase price for any property to the extent that any such obligations are, according to GAAP, reflected as a capitalized liability on a balance sheet of such Person; (j) all obligations of such Person to redeem or retire shares of Capital Stock of such Person; (k) all indebtedness, liabilities, and obligations of such Person under any Hedge Agreement; and (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off balance sheet loan, or similar off balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Debt.

        "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

        "Default Rate" means, in respect of any principal of the Loan or any other amount payable by the Borrower under any Loan Document, a rate per annum equal to the sum of two percent (2.00%), plus the Applicable Rate for the Base Rate Balance as in effect from time to time (provided that for amounts outstanding as Libor Balances or IBOR Balances, the "Default Rate" for such principal shall be two percent (2.00%), plus the Applicable Rate for each Libor Balance or IBOR Balance, as applicable, for the remainder of the applicable Interest Period as provided in Section 3.1, and, thereafter, the rate provided for above in this definition).

        "Dollars" and "$" mean lawful money of the U.S.

        "EBITDAR" means, for any period, the total of the following calculated for the Borrower, without duplication, on a consolidated basis for such period:
(a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes to the extent included in the determination of Net Income; plus
(c) Interest Expense to the extent included in the determination of Net Income; plus (d) amortization and depreciation expense to the extent included in the determination of Net Income; plus (e) other non-cash, non-recurring charges to the extent included in the determination of Net Income; minus (f) other non-recurring gains to the extent included in the determination of Net Income; plus (g) all lease and rent expense for any real Property or personal Property to the extent included in the determination of Net Income.

        "Eligible Assignee" means (a) a financial institution organized under the laws of the U.S., or any state thereof, and having a combined capital and surplus of at least $100,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the U.S., (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary, (d) another Lender, (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, and lease financing companies, or (f) other lenders or institutional investors consented to in writing in advance by the Agent and the Borrower. Neither the Borrower nor any Affiliate of the Borrower shall be an Eligible Assignee. Without the Borrower's written consent, no Person whose non-lending businesses compete with those of the Borrower and its Subsidiaries shall be an Eligible Assignee.

        "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements regulating health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

        "Environmental Liabilities" means, as to any Person, all indebtedness, liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements, and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, or criminal or civil statute, including, without limitation, any Environmental Law, Permit, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions, or the Release or threatened Release of a Hazardous Material into the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

        "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or any Subsidiary of the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower or any Subsidiary of the Borrower.

        "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Libor Rate for each outstanding Libor Balance and the IBOR Rate for each outstanding IBOR Balance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage. The determination of the Eurodollar Reserve Percentage by the Agent with respect to the Libor Rate and by Bank of America with respect to the IBOR Rate shall be conclusive in the absence of manifest error.

        "Event of Default" has the meaning specified in Section 12.1.

        "Federal Funds Rate"means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent, and (c) with respect to determination of the IBOR Rate as of any day and for any Interest Period, the rate for Federal funds transactions of a duration of such Interest Period as determined in accordance with clause (a) and clause (b) preceding by Bank of America.

        "Fiscal Period" means one of the three fiscal periods in a Fiscal Quarter each of which is approximately one calendar month in duration. There are twelve (12) Fiscal Periods in a Fiscal Year.

        "Fiscal Quarters" means one of four thirteen (13) week or, if applicable, fourteen (14) week quarters in a Fiscal Year, with the first of such quarters beginning on the first day of a Fiscal Year and ending on the Sunday of the thirteenth (or fourteenth, if applicable) week in such quarter.

        "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes beginning on the Monday following the Sunday nearest January 31 of each year and ending on the Sunday nearest January 31 of the following year. The current Fiscal Year of the Borrower will end on January 28, 2001.

        "Fixed Charge Coverage Ratio" means, for any period and determined on a consolidated basis for the Borrower and its Subsidiaries, the ratio of (a) EBITDAR for such period to (b) the sum of each of the following for such period
(i) Interest Expense to the extent included in the determination of Net Income, plus (ii) lease and rent expense for any real Property or personal Property, plus (iii) scheduled principal payments on long term Debt (including Capital Leases) arising during such period.

        "Foreign Lender" means any Lender that is a "foreign corporation, partnership, or trust" within the meaning of the Code.

        "Funded Debt" means, with respect to any Person (the "subject Person") at any time (without duplication): (a) Debt described in clauses (a), (b), (c),
(d), (f), (g) other than Debt consisting of Undrawn Letters of Credit, and (j) of the definition of Debt; and (b) Guarantees by the subject Person of Funded Debt (as described in clause (a) preceding) of any other Person.

        "GAAP" means generally accepted accounting principles, applied on a "consistent basis" (as such phrase is interpreted in accordance with Section 1.3), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

        "Governmental Authority" means any nation or government, any federal, state, county, municipal, parish, provincial, township, or other political subdivision thereof, and any department, commission, board, court, agency, or other instrumentality or entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

        "Guarantee" means any indebtedness, liability, or obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person for any Debt or other obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be equal to the lesser of (y) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or (z) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as mutually determined by the Borrower and the Agent in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means any Person who is or becomes a party to any Guaranty of the Obligations or any part thereof, including each Subsidiary of the Borrower who is a party to the Subsidiary Guaranty pursuant to the terms of
Article 6.

        "Guaranty" means the Subsidiary Guaranty or any other guaranty agreement executed and delivered by a Person in favor of the Agent, for the benefit of the Agent and the Lenders, and any and all amendments, restatements, or other modifications thereof, and "Guaranties" means all of such agreements, collectively.

        "Hazardous Material" means any substance, product, waste, pollutant, chemical, contaminant, insecticide, pesticide, constituent, or material which is or becomes listed, regulated, or addressed under any Environmental Law as a result of its hazardous or toxic nature.

        "Hedge Agreement" means any agreement, device, or arrangement designed to protect a Person from the fluctuations of interest rates, exchange rates, or forward rates applicable to its assets, liabilities, or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap, or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any cancellation, buy-back, reversal, termination, or assignment of any of the foregoing.

        "IBOR Balance" means any portion of the Swingline Advances that bears interest at a rate based upon the IBOR Rate.

        "IBOR Base Rate" means the interest rate at which Bank of America's Grand Cayman Banking Center, Grand Cayman, British West Indies, would offer Dollar deposits for the applicable Interest Period to other major banks in the offshore Dollar interbank market.

        "IBOR Interest Period" means with respect to any IBOR Balance, each period commencing on the date such Balance is established or Continued, or Converted from the Base Rate Balance under the Swingline Advances to an IBOR Balance, or the last day of the next preceding Interest Period with respect to such IBOR Balance, and ending one, two, three, four, five, six, or seven days thereafter, as the Borrower may select as provided in Section 3.5 or Section
4.3. Notwithstanding the foregoing: (a) each IBOR Interest Period shall end on a Business Day; (b) no Interest Period may extend beyond the Maturity Date; and
(c) no more than three (3) IBOR Interest Periods shall be in effect at the same time.

        "IBOR Rate"means, with respect to any IBOR Balance for the relevant Interest Period, a rate per annum determined by Bank of America pursuant to the following formula:


     IBOR Rate =                     IBOR Base Rate
                          ------------------------------------
                          1.00 - Eurodollar Reserve Percentage

        "IBOR Rate Margin" has the meaning specified in Section 3.2.

        "Indemnified Liabilities" has the meaning specified in Section 14.2.

        "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including, without limitation, unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings, or royalty rights.

        "Interest Expense" means, for any period and for any Person, the sum of
(a) interest expense of such Person calculated without duplication on a consolidated basis for such period in accordance with GAAP, plus (b) interest expenses paid under Hedge Agreements during such period, minus (c) interest payments received under Hedge Agreements during such period.

        "Interest Period" means a Libor Interest Period or an IBOR Interest Period, as applicable.

        "Investments" has the meaning specified in Section 10.5.

        "Joinder Agreement" means an agreement to be executed by a Person pursuant to the terms of Section 6.2, in substantially the form of Exhibit G.

        "Lender" has the meaning specified in the introductory paragraph of this Agreement.

        "Leverage Ratio" means, as of any period end and determined on a consolidated basis for the Borrower and its Subsidiaries, the ratio of (a) Total Adjusted Funded Debt to (b) EBITDAR.

        "Libor Balance" means any portion of the Revolving Loan that bears interest at a rate based upon the Libor Rate.

        "Libor Base Rate" means, for such Interest Period (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on page 3750 of the Telerate screen or such other page that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (c) in the event the rates referenced in clause (a) or clause (b) preceding are not available, the rate per annum determined by the Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Libor Balance being advanced, Continued, or Converted by the Agent (or its Affiliate) in its capacity as a Lender and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period. The determination of the Libor Base Rate by the Agent shall be conclusive in the absence of manifest error.

        "Libor Interest Period" means with respect to any Libor Balance, each period commencing on the date such Balance is established or Continued, or Converted from the Base Rate Balance to a Libor Balance, or the last day of the next preceding Libor Interest Period with respect to such Libor Balance, and ending one week thereafter or on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Borrower may select as provided in Section 3.5 or Section 4.3, except that each such Libor Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Libor Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day); (b) any Libor Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (c) no more than ten (10) Libor Interest Periods shall be in effect at the same time; and (d) no Libor Interest Period for any Libor Balance shall have a duration of less than one (1) week and, if the Libor Interest Period would otherwise be a shorter period, the related Libor Balance shall not be available hereunder.

        "Libor Rate"means, with respect to any Libor Balance for the relevant Interest Period, a rate per annum determined by the Agent pursuant to the following formula:


     Libor Rate =                    Libor Base Rate
                          ------------------------------------
                          1.00 - Eurodollar Reserve Percentage

        "Libor Rate Margin" has the meaning specified in Section 3.2.

        "Lien" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

        "Loan" means the Revolving Loan and the Swingline Advances.

        "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, any Joinder Agreement, any Hedge Agreement between the Borrower and any Lender with respect to the Loan, and all other agreements, documents, and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, or restatements thereof (excluding any commitment letter, term sheet, or other agreement entered into prior to the Closing Date).

        "Margin Adjustment Date" has the meaning specified in Section 3.2.

        "Material Adverse Effect" means any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the business or financial condition, prospects, performance, or operations of the Borrower individually or the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower individually or the Borrower and its Subsidiaries taken as a whole to pay and perform the obligations for which it or they, as applicable, are responsible when due, or (c) the validity or enforceability of (i) any of the Loan Documents or (ii) the rights and remedies of the Agent or the Lenders under any of the Loan Documents.

        "Maturity Date" means the day which is the third anniversary of the Closing Date.

        "Maximum Rate" has the meaning specified in Section 14.12.

        "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate at any time within the six (6) year period preceding the date hereof or hereafter and which is covered by Title IV of ERISA.

        "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss) determined in accordance with GAAP, but excluding the income of any other Person (other than Subsidiaries) in which such Person or any Subsidiary of such Person has an ownership interest, unless received by such Person or a Subsidiary of such Person in a cash distribution.

        "Net Proceeds" means (a) in connection with any disposition of Property of the Borrower or any of its Subsidiaries, the cash proceeds received by such Person from such disposition (including, without limitation, payments under notes or other debt Securities received in connection with any such disposition, but only as and when received) net of (i) the costs of such disposition (including reasonable, out-of-pocket professional fees and expenses, investment banking fees, financial advisory fees, taxes, notarial fees, survey costs, title insurance premiums, required escrow deposits, and purchase price adjustments and other customary fees and expenses, in each case attributable to and actually paid in connection with such disposition), and (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien on the Property disposed of and (b) in connection with issuance of any Securities, the cash proceeds received from such issuance, net of all costs of such issuance (including, without limitation, reasonable, out-of-pocket professional fees and expenses, notarial fees, underwriting discounts and commissions, placement, underwriting, or arrangement fees, and other customary fees and expenses) actually paid.

        "Note Agreement" means that certain Note Agreement Re: $40,000,000 7.20% Senior Notes Due August 8, 2005, dated as of August 1, 1995, entered into by the Borrower and the "Purchasers" party thereto and each other agreement, document, or instrument entered into or delivered in connection therewith, as such agreements, documents, and instruments may be amended, restated, or otherwise modified from time to time.

        "Notes" means the Revolving Notes and the Swingline Note.

        "Obligations" means any and all (a) obligations, indebtedness, and liabilities of the Borrower to the Agent and the Lenders, or any of them, arising pursuant to this Agreement or any other Loan Document, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loan, interest on the Loan, and all fees, costs, and expenses (including, without limitation, Attorney Costs) provided for in the Loan Documents, and (b) indebtedness, liabilities, and obligations of the Borrower under any Hedge Agreement that the Borrower may enter into with the Agent, any Lender, or any of their respective Affiliates if and to the extent that such Hedge Agreement is permitted in accordance with Section 10.1(i).

        "Offering Memorandum" means the certain Confidential Offering Memorandum dated July 2000, prepared and distributed by the Arranger with respect to the syndication of the Commitments and the Loan evidenced by this Agreement.

        "Original Agreement" means that certain Credit Agreement, dated as of June 1, 1997, among the Borrower, Bank of America National Trust and Savings Association (now known as Bank of America, National Association), as agent, and the "Banks" party thereto which originally provided for credit facilities in an aggregate principal amount of $90,000,000 and each of the other agreements, documents, or instruments executed or delivered in connection therewith.

        "Other Taxes" has the meaning specified in Section 5.6(b).

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

        "Permit" means any permit, certificate, approval, order, license, or other authorization.

        "Permitted Acquisition" means any acquisition of the Capital Stock of a Person or any acquisition of Property which constitutes a significant or material portion of an existing business of a Person, in each case, in a transaction that satisfies each of the following requirements:

               (a) No Default; Certificate of Compliance. Both before and after giving effect to such acquisition and any advance of the Loan requested to be made in connection therewith, no Default exists or will exist or would result therefrom, and, not less than five (5) Business Days prior to the date of such acquisition, the Borrower shall provide the Agent and the Lenders with a certificate duly executed by the chief financial officer or Vice President, Finance of the Borrower which represents and warrants pro forma compliance with each of the terms and covenants of this Agreement as of the date of and after giving effect to such acquisition;

               (b) Consideration. The purchase price to be paid by the Borrower or its applicable Subsidiary in connection with any such acquisition shall not (i) with respect to cash consideration paid (whether classified as purchase price, noncompete payments, or otherwise and without regard to whether such amount is paid at closing or paid over time and the Dollar value of all other assets, including Capital Stock of the Borrower, to be transferred by the purchaser in connection with such acquisition to the seller or sellers, all valued in accordance with the applicable agreement entered into between the Target and/or the seller and the purchaser) and the amount of any Debt incurred, assumed, or acquired by the Borrower or a Subsidiary of the Borrower in connection with such acquisition, exceed fifteen percent (15.0%) of the Borrower's Tangible Net Worth at the time of such acquisition, (ii) with respect to consideration paid in Capital Stock of the Borrower or any Subsidiary of the Borrower, exceed twenty percent (20.0%) of the Borrower's Tangible Net Worth at the time of such acquisition, or (iii) with respect to acquisitions for a combination of cash and non-cash consideration exceed the limits set forth in clause (i) and clause (ii), preceding respectively, and the purchase price to be paid by the Borrower or its applicable Subsidiary in connection with all such acquisitions shall not exceed $100,000,000 in the aggregate whether paid in cash, constituting Debt incurred, assumed, or acquired, or paid in Capital Stock of the Borrower or any Subsidiary of the Borrower;

               (c) Diligence. The Borrower has completed due diligence to its satisfaction on the Target or the Property to be acquired and has provided the Agent and the Lenders with copies of all agreements and information (including, without limitation, due diligence materials) entered into or received by the Borrower or requested by the Agent or any Lender, as the Agent or any Lender may reasonably request;

               (d) Structure. If the proposed acquisition is an acquisition of the Capital Stock of a Target, the acquisition will be structured so that the Target will become a Wholly-Owned Subsidiary; and, if the proposed acquisition is an acquisition of assets, the acquisition will be structured so that the Borrower or a Wholly-Owned Subsidiary shall acquire such assets;

               (e) Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries shall, as a result of or in connection with any such acquisition, assume or incur any contingent liabilities (whether relating to environmental, tax, litigation or other matters) that could reasonably be expected, as of the date of such acquisition, to result in the existence or occurrence of a Material Adverse Effect; and

               (f) Lines of Business. The Target shall be engaged in substantially the same line or lines of business, or a business reasonably related or complementary thereto, as the Borrower and its Subsidiaries.

        "Permitted Liens" means the Liens permitted by Section 10.2.

        "Permitted Sale-Leaseback" means a transaction designed to reduce state tax liability whereby the Borrower or one of its Subsidiaries sells Property to another Person which finances the purchase price of such Property by selling notes to, or otherwise borrowing from, the Borrower or one of its Subsidiaries and leases such Property to the seller in an operating lease transaction.

        "Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

        "Plan" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is subject to Title IV of ERISA.

        "Principal Office" means the office of the Agent, located at 701 Fifth Avenue, Seattle, Washington 98104.

        "Prohibited Transaction" means any transaction described in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which no statutory or administrative exemption applies.

        "Projections" means the Borrower's forecasted consolidated (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all materially consistent with the Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

        "Property" means, for any Person, property or assets of all kinds, real, personal, or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

        "Quarterly Payment Date" means the last Business Day of each March, June, September, and December of each year, the first of which shall be September 29, 2000.

        "Register" has the meaning specified in Section 14.8(f).

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended, modified, or supplemented from time to time or any successor regulation therefor.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended, modified, or supplemented from time to time or any successor regulation therefor.

        "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement (other than with respect to taxes excluded by the first sentence of Section 5.6(a)) in U.S. federal, state, or foreign laws or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretations, directives, or requests (other than with respect to taxes excluded by the first sentence of Section 5.6(a)) applying to a class of lenders including such Lender of or under any U.S. federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

        "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or from Property owned or leased by such Person, including, without limitation, the migration of Hazardous Materials through or in the air, soil, surface water, ground water, or property, in violation of Environmental Laws.

        "Remedial Action" means all actions required under applicable Environmental Laws to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care; provided that "Remedial Action" shall not include such actions taken in the normal course of business and in material compliance with Environmental Laws.

        "Reportable Event" means any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

        "Required Lenders" means any combination of Lenders having more than fifty percent (50.0%) of the sum of the Commitments or, if the Commitments have terminated, the outstanding principal amount of the Revolving Loan.

        "Revolving Loan" means, as to any Lender, the advances made by such Lender pursuant to Section 2.1 (other than Swingline Advances), and, as to all Lenders, all such advances made or held by the Lenders pursuant to Section 2.1.

        "Revolving Notes" means the promissory notes provided for by Section 2.2 (other than the Swingline Note) and all amendments, restatements, or other modifications thereof.

        "Securities" means any stock, shares, options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person or any bonds, debentures, notes, or other evidences of indebtedness for borrowed money, secured or unsecured.

        "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        "Subsidiary" means, (a) when used to determine the relationship of a Person (the "parent") to another Person, a Person (the "subsidiary") of which an aggregate of more than fifty percent (50.0%) or more of the Capital Stock is owned of record or beneficially by the parent, or by one or more Subsidiaries of the parent, or by the parent and one or more Subsidiaries of the parent, (i) if the holders of such Capital Stock (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of the subsidiary, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of the subsidiary, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of Capital Stock which is not issued by a corporation, if such ownership interests constitute a majority voting interest, and (b) when used with respect to a Plan, ERISA, or a provision of the Code pertaining to employee benefit plans, means, with respect to the parent, any corporation, trade, or business (whether or not incorporated) which is under common control with the parent and is treated as a single employer with the parent under Section 414(b) or Section 414(c) of the Code and the regulations thereunder.

        "Subsidiary Guarantor" means a Subsidiary of the Borrower which is a Guarantor hereunder.

        "Subsidiary Guaranty" means a guaranty agreement executed and delivered by a Subsidiary of the Borrower in favor of the Agent, for the benefit of the Agent and the Lenders, in substantially the form of Exhibit E, as such guaranty agreement may be amended, restated, or otherwise modified from time to time.

        "Swingline Advance" has the meaning specified in Section 2.1.

        "Swingline Note" means the swingline promissory note provided for by
Section 2.2 and all amendments, restatements, or other modifications thereof.

        "Tangible Net Worth" means the Borrower's (a) shareholder's equity (including, without limitation, Capital Stock, additional paid-in capital, and retained earnings) minus (b) all intangible assets, each as determined in accordance with GAAP.

        "Target" means the Person who is to be acquired or whose assets are to be acquired by the Borrower or a Wholly-Owned Subsidiary in connection with a Permitted Acquisition.

        "Taxes" has the meaning specified in Section 5.6.

        "Termination Event" means (a) a Reportable Event, or (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

        "Total Adjusted Funded Debt" means, as of any date of determination, with respect to the Borrower and its Subsidiaries, (a) the average outstanding principal balance of all Funded Debt of such Persons as of the end of each of the immediately preceding twelve (12) Fiscal Periods, plus (b) without duplication, all lease and rent expense for any real Property for the preceding four (4) Fiscal Quarters multiplied by eight (8), plus (c) without duplication, all lease and rent expense for any personal Property for the preceding four (4) Fiscal Quarters multiplied by three (3).

        "Type" means any type of Balance (i.e., a Base Rate Balance, a Libor Balance, or an IBOR Balance).

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of California.

        "Undrawn Letter of Credit" means any outstanding standby, commercial, or documentary letter of credit issued for the account of the Borrower or any Subsidiary of the Borrower under which (a) a drawing for payment has not been made by the beneficiary, (b) a drawing for payment has been made by the beneficiary and was timely paid by the Borrower or such Subsidiary in accordance with the terms thereof and a balance remains undrawn pursuant to the terms thereof, or (c) a drawing has been made and remains unpaid by the Borrower or such Subsidiary and such drawing has been outstanding for a period not in excess of three (3) Business Days.

        "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds, (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

        "U.S." means the United States of America.

        "Voting Stock" means Capital Stock of a Person having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

        "Wholly-Owned Subsidiary" means any Subsidiary of the Borrower that is owned 100% by the Borrower and/or a Subsidiary of the Borrower.

        Section 1.2 Other Interpretive Provisions.

               (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

               (b) (i) The words "hereof", "herein", "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article, Exhibit, Section, and Schedule references pertain to Articles, Exhibits, Sections, and Schedules of this Agreement.

                      (ii) The term "including" is not limiting and means
               "including without limitation."

                      (iii) In the computation of periods of time from a
               specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

               (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
        (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

               (d) This Agreement and other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or any Lender by way of consent, approval, or waiver shall be deemed modified by the phrase "in its/their sole discretion."

               (e) Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

        Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Lenders hereunder shall be prepared, in accordance with GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in
Section 8.2. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 8.2. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, change the manner in which either the last day of its Fiscal Year or the last day of each of the first three Fiscal Quarters of its Fiscal Year is determined without the prior written consent of the Required Lenders. In the event any changes in accounting principles required by GAAP, recommended by the Borrower's or any of its Subsidiaries's certified public accountants, or requested by the Borrower (or that the Borrower otherwise requests and the Agent and the Required Lenders agree to accept, such agreement not unreasonably to be denied) and implemented by the Borrower or any of its Subsidiaries occur and such changes result in a change in the method of the calculation of financial covenants under this Agreement, then the Borrower, the Agent, and the Required Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Agent, and the Required Lenders, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

        Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to San Francisco, California time.

                                    ARTICLE 2

                                 Credit Facility

        Section 2.1 Commitments. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make advances to the Borrower from time to time, subject to the provisions of Section 2.4, from and including the Closing Date to but excluding the Maturity Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, (a) the aggregate principal amount of (i) the Revolving Loan outstanding applicable to a Lender shall not at any time exceed such Lender's

Commitment and (ii) the Loan (inclusive of such Lender's obligation to make advances under the Revolving Loan to pay Swingline Advances) outstanding applicable to a Lender shall not at any time exceed such Lender's Commitment, and (b) the aggregate principal amount of the Revolving Loan outstanding applicable to all of the Lenders shall not at any time exceed the aggregate Commitments. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Commitments and may establish a Base Rate Balance and Libor Balances thereunder and, until the Maturity Date, the Borrower may Continue Libor Balances established under the Revolving Loan or Convert Balances established under the Revolving Loan as either Libor Balances or Base Rate Balances into Base Rate Balances or Libor Balances, as applicable. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may from time to time request, and Bank of America may in its discretion from time to time advance (but shall in no event be obligated to advance), revolving loans which are to be funded solely by Bank of America (the "Swingline Advances"); provided, however, that (i) the aggregate principal amount of the Swingline Advances outstanding at any time shall not exceed ten million Dollars ($10,000,000) and the aggregate principal amount of the Loan outstanding at any time (inclusive of the Swingline Advances) shall not exceed the aggregate principal amount of the Commitments and (ii) Bank of America shall give the Agent and each Lender written notice of the aggregate outstanding principal amount of the Swingline Advances upon the written request of the Agent or any Lender (but no more often than once every calendar quarter). Furthermore, upon one (1) Business Day prior written notice given by Bank of America to the Agent and the other Lenders at any time and from time to time (including, without limitation, at any time following the occurrence of a Default or an Event of Default) and, in any event, without notice on the Business Day immediately preceding the Maturity Date, each Lender (including, without limitation, Bank of America) severally agrees, irrevocably and unconditionally, as provided in the first sentence of this Section 2.1, and notwithstanding anything to the contrary contained in this Agreement, any Default or Event of Default, or the inability or failure of the Borrower or any of its Subsidiaries to satisfy any condition precedent to funding any advance under the Loan contained in Article 7 (which conditions precedent shall not apply to this sentence), to make an advance under the Revolving Loan, in the form of a Base Rate Balance, in an amount equal to its Commitment Percentage of the aggregate principal amount of the Swingline Advances then outstanding, and the proceeds of such advance under the Revolving Loan shall be promptly paid by the Agent to Bank of America and applied as a repayment of the aggregate principal amount of the Swingline Advances then outstanding. Subject to the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the Swingline Advances and may establish a Base Rate Balance and IBOR Balances thereunder and, until the Maturity Date, the Borrower may Continue IBOR Balances established under the Swingline Advances or Convert Balances established under the Swingline Advances as either IBOR Balances or Base Rate Balances into Base Rate Balances or IBOR Balances, as applicable. Each Type of Balance under the Loan advanced by each Lender shall be established and maintained at such Lender's Applicable Lending Office for such Type of Balance.

        Section 2.2 Notes. The portion of the Revolving Loan made by each Lender shall be evidenced by a single promissory note of the Borrower, in substantially the form of Exhibit A (a "Revolving Note"), payable to the order of such Lender, in the maximum principal amount equal to such Lender's Commitment as originally in effect (or, if greater, its Commitment as thereafter increased) and otherwise duly completed, and the Swingline Advances made by Bank of America shall be evidenced by a single promissory note of the Borrower in the maximum original principal amount of ten million Dollars ($10,000,000) payable to the order of Bank of America in substantially the form of Exhibit B (the "Swingline Note"), dated the Closing Date.

        Section 2.3 Repayment of Loan. The Borrower shall pay to the Agent, for the account of the Lenders, (a) the prepayments of the Loan required pursuant to
Section 4.4(a) and (b) the outstanding principal amount of the Loan on the Maturity Date.

        Section 2.4 Use of Proceeds. Subject to the terms of this Agreement, the proceeds of the Loan shall be used by the Borrower (a) to renew the Borrower's existing indebtedness due under the Original Agreement, (b) to finance Capital Expenditures by the Borrower, and (c) for general corporate purposes, including, without limitation, to finance working capital requirements of the Borrower and its Subsidiaries, arising in the ordinary course of business.

        Section 2.5 Termination or Reduction of Commitments. The Borrower shall have the right to terminate fully or to reduce in part the unused portion of the Commitments at any time and from time to time, provided that: (a) the Borrower shall not have the right to terminate or reduce in part any unused portion of the Commitments that could or may be required to be advanced by the Lenders to refinance Swingline Advances then outstanding; (b) the Borrower shall give the Agent at least three (3) Business Days notice of each such termination or reduction as provided in Section 4.3; and (c) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 or any multiple $5,000,000 in excess thereof. The Commitments may not be reinstated after they have been terminated or reduced.

        Section 2.6 Increase of Commitments.

               (a) Upon notice to the Agent (who shall promptly notify the Lenders), the Borrower may, from time to time prior to the day which is the second anniversary of the Closing Date, request an increase in the combined Commitments up to an aggregate of $250,000,000; provided that in the event the Borrower has reduced the Commitments pursuant to
        Section 2.5, the amount of any increase in the Commitments pursuant to this Section 2.6 shall not exceed $50,000,000. At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond to such request. Each Lender shall respond within such time period to the Agent by whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to or less than its Commitment Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also (i) request that one or more other Lenders, in their sole and absolute discretion, nonratably increase their Commitment(s), (ii) and/or invite additional Eligible Assignees to become Lenders under the terms of this Agreement.

               (b) If any Commitments are increased in accordance with this Section, the Agent and the Borrower shall determine the effective date of such increase (the "Increase Effective Date"). The Agent and the Borrower shall promptly confirm in writing to the Lenders the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a responsible officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower and each Guarantor approving or consenting to such increase,
        (ii) including a Compliance Certificate demonstrating pro forma compliance with Section 11.1 after giving effect to such increase, and
        (iii) certifying that before and after giving effect to such increase, the representations and warranties contained in Article 8 are true and correct on and as of the Increase Effective Date and no Default exists. The Borrower shall deliver new or amended Notes reflecting the new or increased Commitment of each new or affected Lender as of the Increase Effective Date. The Borrower shall prepay any Libor Balances outstanding on the Increase Effective Date (and pay any costs incurred in connection with such prepayment pursuant to Section 5.5) to the extent necessary to keep outstanding Balances ratable with any revised Commitment Percentages arising from any nonratable increase in the Commitments under this Section.

               (c) This section shall supercede any provisions in Section 14.11 to the contrary.

                                    ARTICLE 3

                                Interest and Fees

        Section 3.1 Interest Rate. The Borrower shall pay to the Agent, for the account of each Lender (including Bank of America with respect to the Swingline Advances), interest on the unpaid principal amount of the Loan made by such Lender for the period commencing on the date of the initial advance under the Loan to but excluding the date the Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means:

               (a) during the period that the Loan or any portion thereof is outstanding as a Base Rate Balance, the Base Rate, plus the Base Rate Margin;

               (b) during the period that the Revolving Loan or any portion thereof is outstanding as a Libor Balance or as Libor Balances, the Libor Rate, plus the Libor Rate Margin; and

               (c) during the period that the Swingline Advances or any portion thereof is outstanding as an IBOR Balance or as IBOR Balances, the IBOR Rate, plus the IBOR Rate Margin.

        Section 3.2 Determinations of Margins and Commitment Fee Rate. From the Closing Date until the first Margin Adjustment Date, the margins identified in
Section 3.1 shall be as follows: (a) the margin of interest payable with respect to the Base Rate Balance (the "Base Rate Margin") shall be zero percent (0.00%);
(b) the margin of interest payable with respect to the Libor Balance

(the "Libor Rate Margin") shall be one percent (1.00%); and (c) the margin of interest payable with respect to the IBOR Balance (the "IBOR Rate Margin") shall be one percent (1.00%). From the Closing Date until the first Margin Adjustment Date, the percentage used to determine fees payable under Section 3.6 (the "Commitment Fee Rate") shall be two tenths of one percent (0.20%). Upon delivery of the certificate required pursuant to Section 9.1(c) after the end of each Fiscal Quarter commencing with such certificate delivered for the Fiscal Quarter ending January 28, 2001, the Commitment Fee Rate, the Base Rate Margin, the Libor Rate Margin, and the IBOR Rate Margin shall automatically be adjusted to the fee or rate, as applicable, corresponding to the Leverage Ratio (determined for the preceding twelve (12) Fiscal Periods then ending) of the Borrower set forth in the following table, such automatic adjustment to take effect as of the first day of the calendar month following the date on which such certificate is delivered (the "Margin Adjustment Date").


=============================================================================================
                                               LIBOR
                             BASE RATE          RATE          IBOR RATE        COMMITMENT
      LEVERAGE RATIO           MARGIN          MARGIN          MARGIN           FEE RATE
=============================================================================================
Greater than or equal to       0.00%           1.50%            1.50%            0.225%
3.75 to 1.00
---------------------------------------------------------------------------------------------
Greater than or equal to       0.00%           1.25%            1.25%            0.20%
3.25 to 1.00 but less than
3.75 to 1.00
---------------------------------------------------------------------------------------------
Greater than or equal to       0.00%           1.00%            1.00%            0.20%
2.75 to 1.00 but less than
3.25 to 1.00
---------------------------------------------------------------------------------------------
Greater than or equal to       0.00%           0.875%          0.875%            0.175%
2.25 to 1.00 but less than
2.75 to 1.00
---------------------------------------------------------------------------------------------
Less than 2.25 to 1.00         0.00%           0.75%            0.75%            0.15%
=============================================================================================


If the Borrower fails to deliver such certificate with respect to any Fiscal Quarter which sets forth the Leverage Ratio within the period of time required by Section 9.1(c): (y) each of the Libor Rate Margin and the IBOR Rate Margin (each for Interest Periods commencing after the applicable Margin Adjustment
Date) shall automatically be adjusted to one and one-half of one percent (1.50%) per annum and (z) the Commitment Fee Rate shall automatically be adjusted to nine-fortieths of one percent (0.225%) per annum. The automatic adjustments provided for in the preceding sentence shall take effect as of the date on which the referenced certificate is due and shall remain in effect until otherwise adjusted on the date such certificate is actually received in accordance herewith.

        Section 3.3 Payment Dates. Accrued interest on the Loan shall be due and payable as follows: (a) in the case of the Base Rate Balance, on each Quarterly Payment Date and on the Maturity Date; and (b) in the case of each Libor Balance and each IBOR Balance, on (i) the last day of the Interest Period with respect thereto, (ii) in the case of an Interest Period greater than three (3) months, at three (3) month intervals after the first day of such Interest Period, and (iii) on the Maturity Date.

        Section 3.4 Default Interest. Notwithstanding anything to the contrary contained in this Agreement, during the existence of an Event of Default, the Borrower will pay to the Agent for the account of each Lender interest at the applicable Default Rate on any principal of the Loan made by such Lender and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Agent or such Lender.

        Section 3.5 Conversions and Continuations of Balances. Subject to
Section 4.2,

               (a) with respect to Balances under the Revolving Loan, the Borrower shall have the right from time to time to Convert all or part of either the Base Rate Balance or the Libor Balance into a Balance of the other Type or to Continue Libor Balances in existence as Libor Balances, provided that: (i) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 4.3; (ii) subject to Article 5, a Libor Balance may only be Converted on the last day of the Interest Period therefor; and (iii) except for Conversions into the Base Rate Balance, no Conversions or Continuations shall be made without the consent of the Agent and the Required Lenders at any time during the existence of a Default and

               (b) with respect to Balances under the Swingline Advances, the Borrower shall have the right from time to time to Convert all or part of either the Base Rate Balance or the IBOR Balance into a Balance of the other Type or to Continue IBOR Balances in existence as IBOR Balances, provided that: (i) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 4.3; (ii) subject to Article 5, an IBOR Balance may only be Converted on the last day of the Interest Period therefor; and (iii) except for Conversions into the Base Rate Balance, no Conversions or Continuations shall be made without the consent of the Agent and Bank of America at any time during the existence of a Default.

        Section 3.6 Commitment Fee. For the period from and including the Closing Date to and including the Maturity Date, the Borrower agrees to pay to the Agent for the account of each Lender, pro rata according to its Commitment Percentage, a commitment fee equal to the Commitment Fee Rate (determined according to the provisions of Section 3.2) multiplied by the actual daily amount by which the Commitments exceed the outstanding principal amount of the Revolving Loan. Accrued commitment fees under this Section shall be payable in arrears on each Quarterly Payment Date and on the Maturity Date. Notwithstanding anything to the contrary contained in this Agreement, any and all Swingline Advances outstanding from time to time shall be wholly excluded, and shall not count as used or funded amounts, for purposes of determining the unused or unfunded amount of each Lender's Commitment in accordance with this Section.

        Section 3.7 Administrative Fee. The Borrower agrees to pay to the Agent on the Closing Date and on each anniversary thereof the administrative fee described in the Agent's Letter.

        Section 3.8 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable unless such calculation would result in a rate that exceeds the Maximum Rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Notwithstanding anything to the contrary contained in this Section, interest payable by the Borrower hereunder and under the other Loan Documents with respect to the Base Rate Balance shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable. Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

                                    ARTICLE 4

                             Administrative Matters

        Section 4.1 Borrowing Procedure. The Borrower shall give the Agent, and the Agent will give the Lenders, notice of each borrowing under the Commitments in accordance with Section 4.3. Not later than 10:00 a.m. on the date specified for each borrowing under the Commitment, each Lender will make available the amount of the Loan to be advanced by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amounts received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by 1:00 p.m. at the Borrower's direction by transferring the same, in immediately available funds by wire transfer, automated clearinghouse transfer, or interbank transfer to (a) a bank account of the Borrower designated by the Borrower in writing or
(b) a Person or Persons designated by the Borrower in writing.

        Section 4.2 Minimum Amounts. Each borrowing under the Commitment shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof except that in the case of a Swingline Advance such borrowing may be in an amount equal to $250,000 or any integral multiple of $250,000 in excess thereof. Except for Conversions and prepayments pursuant to Section 4.4(a) and
Article 5, each Conversion and prepayment of principal of the Loan shall be in an amount equal to the minimum amounts set forth in the preceding sentence. Notwithstanding the foregoing, each borrowing or Continuation under the Commitments as a Libor Balance or an IBOR Balance (as applicable) and each Conversion of amounts outstanding as all or a portion the Base Rate Balance to a Libor Balance or an IBOR Balance (as applicable) shall be in an amount equal to the minimum amounts set forth for borrowings in this Section.

        Section 4.3 Certain Notices.

               (a) Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations, and prepayments of the Loan, and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation, or prepayment as specified below:

================================================================================
                                                                 Number of
                                                               Business Days
                          Notice                                   Prior
================================================================================
Borrowing, Conversions, Continuations, and prepayment of             0
Swingline Advances
--------------------------------------------------------------------------------
Borrowing of the Revolving Loan as all or a portion of the           1
Base Rate Balance
--------------------------------------------------------------------------------
Borrowing of the Revolving Loan as a Libor Balance                   3
--------------------------------------------------------------------------------
Conversions or Continuations of Balances under the                   3
Revolving Loan and termination or reduction of Commitments
--------------------------------------------------------------------------------
Prepayment of the Revolving Loan which is all or a portion of        1
the Base Rate Balance
--------------------------------------------------------------------------------
Prepayment of the Revolving Loan which is a Libor Balance            3
================================================================================

        Any notices of the type described in this Section which are received by the Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall be in the form of Exhibit F, appropriately completed by an authorized representative of the Borrower, and shall specify (i) the amount of the Loan to be borrowed or prepaid or the Balances to be Converted or Continued; (ii) the amount (subject to Section 4.2) to be borrowed (and whether any of such borrowing will be a Swingline Advance), Converted, Continued, or prepaid; (iii) in the case of a Conversion, the Type of Balance to result from such Conversion; (iv) in the case of a borrowing, the Type of Balance or Balances to be applicable to such borrowing and the amounts thereof; (v) in the event a Libor Balance or an IBOR Balance is selected, the duration of the Interest Period therefor; and (vi) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day).

               (b) Any notices by the Borrower of the type described in this Section may be made orally or in writing and, if made orally, must be confirmed immediately in writing (which may be by telecopy, provided that such telecopy is promptly followed by delivery of an original signed notice) on the same Business Day on which such oral notice is given; provided that any such oral notice shall be deemed to be controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice. The Agent shall notify the affected Lenders of the contents of each such notice on the date of its receipt of the same or, if received after the applicable time set forth above on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Balance applicable to a borrowing of the Loan, or the duration of any Interest Period for any Libor Balance or IBOR Balance, within the time period and otherwise as provided in this Section, such Balance (if outstanding as a Libor Balance or an IBOR Balance) will be automatically Converted into the Base Rate Balance on the last day of the Interest Period for such Libor Balance or IBOR Balance or (if outstanding as a portion of the Base Rate Balance) will remain as, or (if not then outstanding) will be made as, a portion of the Base Rate Balance. The Borrower may not borrow under the Loan as a Libor Balance or an IBOR Balance, Convert any portion of the Base Rate Balance into Libor Balances or IBOR Balances, Continue any Libor Balance as a Libor Balance, or Continue any IBOR Balance as an IBOR Balance if the Applicable Rate for such Libor Balance or IBOR Balance (as applicable) would exceed the Maximum Rate.

        Section 4.4 Prepayments.

               (a)    Mandatory.

                      (i) Overadvance. If at any time the principal amount of
               the Loan outstanding exceeds the aggregate Commitments, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the Loan by the amount of such excess.

                      (ii) Prepayments from Asset Dispositions. Immediately upon receipt by the Borrower or any of its Subsidiaries of the Net Proceeds of any Asset Disposition, the Borrower shall make a prepayment in respect of the Obligations equal to the amount of such Net Proceeds of such Asset Disposition.

                      (iii) Prepayments from Debt Offerings. In the event that
               the Borrower or any Subsidiary of the Borrower incurs any Funded Debt (other than Debt permitted by Section 10.1), no later than the third Business Day following the incurrence of such Debt, the Borrower shall make a prepayment in respect of the Obligations equal to the amount of the Net Proceeds of such Debt.

                      (iv) Swingline Advances. Within one (1) Business Day after any demand therefor by the Agent or Bank of America, the Borrower shall prepay in full the outstanding principal amount of the Swingline Advances.

                      (v) Annual "Clean-up" Period. For a period of not less
               than thirty (30) consecutive days during each calendar year between January 1st and June 30th of such calendar year, the Borrower shall make prepayments of the Loan to the extent that the outstanding principal of the Loan shall be equal to or less than $75,000,000 at all times during such thirty (30) day period.

               (b) Optional. Subject to Section 4.2 and the provisions of this clause (b), the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in
        Section 4.3, prepay or repay the Loan in full or in part. Libor Balances and IBOR Balances may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless the Borrower pays to the Agent, for the account of the applicable Lenders or Lender, any amounts due under Section 5.5 as a result of such prepayment or repayment.

        Section 4.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment, or set-off, not later than 12:00 noon on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Unless Bank of America expressly agrees otherwise and subject to
Section 4.4(a)(iv), all payments shall be applied as follows: first, with respect to the Base Rate Balance outstanding under the Swingline Advances until such portion of the Loan is repaid in full, second, with respect to the Base Rate Balance outstanding under the Revolving Loan until such portion of the Loan is repaid in full, and third, with respect to the IBOR Balance outstanding under the Swingline Advances until such portion of the Loan is paid in full. Subject to the preceding sentence, the Borrower shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default is in existence, the Agent may apply such payment to the Obligations in such order and manner as it may elect (subject to the preceding sentence) in its sole discretion, subject to Section 4.6 and provided that when applying any such amounts to any Balances, the portion of the Loan outstanding as the Base Rate Balance shall be prepaid in full prior to any application to any portion of the Loan outstanding as a Libor Balance or an IBOR Balance). Each payment received by the Agent under any Loan Document for the account of a Lender shall be paid to such Lender by 1:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

        Section 4.6 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each advance of the Revolving Loan shall be made by the Lenders, each payment of commitment fees under Section 3.6, and each termination or reduction of the Commitments shall be made, paid, or applied (as applicable) pro rata according to the Lenders' respective Commitment Percentages; (b) the making, Conversion, and Continuation of Balances of a particular Type (other than Conversions provided for by Section 5.4) shall be made pro rata among the Lenders holding Balances of such Type according to their respective Commitment Percentages; and (c) each payment and prepayment of principal of or interest on the Revolving Loan by the Borrower shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loan held by each Lender; provided that as long as no default in the payment of interest exists, payments of interest made when Lenders are holding different types of Balances applicable to the Revolving Loan as a result of the application of Section 5.4, shall be made to the Lenders in accordance with the amount of interest owed to each. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by the Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

        Section 4.7 Sharing of Payments. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability, or obligation of the Borrower.

        Section 4.8 Non Receipt of Funds by the Agent.

               (a) Unless the Borrower or any Lender (as used in this Section, the "Payor") has notified the Agent prior to the date any payment to be made by the Payor is due, that the Payor does not intend to remit such payment, the Agent may, in its sole and absolute discretion, assume that the Payor has timely remitted such payment and the Agent may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Agent in immediately available funds, then:

                      (i) if the Borrower failed to make such payment, each
               Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate; and

                      (ii) if any Lender failed to make such payment, the Agent
               shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify the Borrower, and the Borrower shall pay such corresponding amount to the Agent. The Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate and (B) from the Borrower, at a rate per annum equal to the interest rate applicable to such borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

               (b) The Commitments and other obligations of the Lenders under any Loan Document are several. The default by any Lender in making an advance under the Revolving Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under any Loan Document. In the event of any default by any Lender in making any advance under the Revolving Loan, each nondefaulting Lender shall be obligated to make its advance under the Revolving Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. No Lender shall be responsible for any act or omission of any other Lender.

                                    ARTICLE 5

                             Change in Circumstances

        Section 5.1 Increased Cost and Reduced Return.

               (a) Increased Cost. If, after the Closing Date, any Regulatory Change or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority, central bank, or comparable agency:

                      (i) shall subject such Lender (or its Applicable Lending
               Office) to any tax, duty, or other charge with respect to any Libor Balances or IBOR Balances, its Note, or its obligation to make Libor Balances or IBOR Balances available to the Borrower, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Libor Balances or IBOR Balances (other than franchise taxes or taxes imposed on or measured by the net income of such Lender by the jurisdiction in which such Lender is organized, has its principal office or such Applicable Lending Office, or is doing business);

                      (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Percentage utilized in the determination of the Libor Rate or the IBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                      (iii) shall impose on such Lender (or its Applicable
               Lending Office), the London interbank market, or the offshore interbank market (with respect to the IBOR Rate) any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

        and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Libor Balances or IBOR Balances or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Libor Balances or IBOR Balances, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 5.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or maintain Libor Balances or IBOR Balances, or to Convert any portion of the Base Rate Balances into Libor Balances or IBOR Balances, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

               (b) Capital Adequacy. If, after the date hereof, any Lender shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time upon demand, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

               (c) Claims Under this Section 5.1. Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 5.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        Section 5.2 Limitation on Libor Balances and IBOR Balances. If on or prior to the first day of any Interest Period for any Libor Balance or IBOR
Balance:

               (a) the Agent (with respect to the Libor Rate) or Bank of America (with respect to the IBOR Rate) determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Libor Rate or the IBOR Rate, as applicable, for such Interest Period;

               (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Libor Rate will not adequately and fairly reflect the cost to the Lenders of funding Libor Balances for such Interest Period; or

               (c) Bank of America determines (which determination shall be conclusive) and notifies the Agent that the IBOR Rate will not adequately and fairly reflect the cost to Bank of America of funding IBOR Balances for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Libor Balances or IBOR Balances (as applicable) available to the Borrower, Continue Libor Balances or IBOR Balances (as applicable), or to Convert any portion of the Base Rate Balance into Libor Balances or IBOR Balances (as applicable) and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Balances or IBOR Balances (as applicable), either prepay such Libor Balances or IBOR Balances (as applicable) or Convert such Libor Balances or IBOR Balances (as applicable) into the Base Rate Balance in accordance with the terms of this Agreement.

        Section 5.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Libor Balances or IBOR Balances (as applicable) hereunder, then such Lender shall promptly notify the Borrower and the Agent thereof and such Lender's obligation to make or Continue Libor Balances or IBOR Balances (as applicable) and to Convert any portion of the Base Rate Balance into Libor Balances or IBOR Balances (as applicable) shall be suspended until such time as such Lender may again make, maintain, and fund Libor Balances or IBOR Balances (as applicable) (in which case the provisions of Section 5.4 shall be applicable).

        Section 5.4 Treatment of Affected Balances. If the obligation of any Lender to make a particular Libor Balance or IBOR Balance (as applicable) available to the Borrower or to Continue, or to Convert any portion of the Base Rate Balance into, Libor Balances or IBOR Balances (as applicable) shall be suspended pursuant to Section 5.1 or Section 5.3 (Balances of such Type being herein called "Affected Balances"), such Lender's Affected Balances shall be automatically Converted into the Base Rate Balances on the last day(s) of the then current Interest Period(s) for the Affected Balances (or, in the case of a Conversion required by Section 5.3, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.1 or Section 5.3 that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Affected Balances have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Balances shall be applied instead to its Base Rate Balance; and

               (b) all advances under the Loan that would otherwise be made or Continued by such Lender as Libor Balances or IBOR Balances (as applicable) shall be made or Continued instead as part of the Base Rate Balance, and all portions of the Base Rate Balance of such Lender that would otherwise be Converted into Libor Balances or IBOR Balances (as applicable) shall remain as all or a portion of the Base Rate Balance.

With respect to amounts outstanding under the Revolving Loan, if such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or Section 5.3 that gave rise to the Conversion of such Lender's Affected Balances no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Balances made by other Lenders are outstanding, such Lender's Base Rate Balance shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Balances, to the extent necessary so that, after giving effect thereto, all Balances held by the Lenders holding Libor Balances and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

        Section 5.5 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including, without limitation, loss of anticipated profits, reemployment of funds obtained to maintain any Balance, from fees payable to terminate the deposits from which such funds were obtained, any customary administrative fees charged by the Lender in connection with the foregoing, and any such amounts incurred in connection with syndication of the Loan) incurred by it as a result of:

               (a) any payment, prepayment, or Conversion by the Borrower of a Libor Balance or an IBOR Balance for any reason (including, without limitation, the acceleration of the Loan pursuant to Section 12.2) on a date other than the last day of the Interest Period for such Libor Balance or IBOR Balance; or

               (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
        Article 7 to be satisfied) to borrow, Convert, Continue, or prepay a Libor Balance or an IBOR Balance on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

Notwithstanding the foregoing provisions of this Section 5.5, if at any time the mandatory prepayment of the Loan pursuant to Section 4.4(a) would result in the Borrower incurring breakage costs under this Section 5.5 as a result of Libor Balances or IBOR Balances being prepaid other than on the last day of an Interest Period applicable thereto (collectively, the "Affected Libor/IBOR Balances"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Libor/IBOR Balances with the Agent (which deposit, after giving effect to interest to be earned on such deposit prior to the last day of the relevant Interest Periods, must be equal in amount to the amount of Affected Libor/IBOR Balances not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the Affected Libor/IBOR Balances (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of the Loan equal to the Affected Libor/IBOR Balances not initially repaid pursuant to this sentence.

        Section 5.6 Taxes.

               (a) Withholding Taxes. Except as otherwise provided in this Agreement, any and all payments by the Borrower or any Guarantor to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender or the Agent (as applicable), taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized, located, or doing business or any political subdivision thereof, and excluding in the case of any Foreign Lender taxes arising as a result of such Lender's failure to comply with
        Section 14.22, (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Agent (as applicable), (i) the sum payable shall be increased as necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 5.6) such Lender or the Agent (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or any Guarantor, as applicable, shall make such deductions,
        (iii) the Borrower or any Guarantor, as applicable, shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower or any Guarantor, as applicable, shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

               (b) Stamp Taxes, Etc. In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

               (c) Tax Indemnification. THE BORROWER AGREES TO INDEMNIFY EACH LENDER AND THE AGENT-RELATED PERSONS FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY "TAXES" OR "OTHER TAXES" IMPOSED OR ASSERTED BY ANY JURISDICTION ON

        AMOUNTS PAYABLE UNDER THIS SECTION 5.6) PAID BY SUCH LENDER OR ANY AGENT-RELATED PERSON (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING, WITHOUT LIMITATION, PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, OTHER THAN PENALTIES, ADDITIONS TO TAX, INTEREST, AND EXPENSES ARISING AS A RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH LENDER OR AGENT-RELATED PERSON AND ANY TAXES ARISING AS A RESULT OF THE FAILURE OF ANY FOREIGN LENDER TO COMPLY WITH THE TERMS OF SECTION 14.22.

                                    ARTICLE 6

                                   Guaranties

        Section 6.1 Guaranties. Each Subsidiary of the Borrower in existence as of the Closing Date, each Subsidiary of the Borrower which after the Closing Date executes a Joinder Agreement, and any other Subsidiary of the Borrower which at any time Guarantees the indebtedness, liabilities, and obligations of the Borrower under the Note Agreement shall guarantee payment and performance of the Obligations pursuant to the Subsidiary Guaranty. Additionally, the Borrower shall cause one or more of its other domestic Subsidiaries (if any) to Guarantee payment and performance of the Obligations pursuant to the Subsidiary Guaranty as follows: (a) in the event that any domestic Subsidiary of the Borrower which is not a Guarantor has assets of a net book value in excess of $10,000,000 or gross revenue for the most recently completed four (4) Fiscal Quarters, beginning with the four (4) Fiscal Quarters ending October 29, 2000, in excess of $10,000,000 the Borrower shall cause such domestic Subsidiary to become a Guarantor as provided by Section 6.2 and (b) in the event that the Borrower's domestic Subsidiaries which are not previously Guarantors hereunder have assets, in the aggregate for all such domestic Subsidiaries, of a net book value in excess of $75,000,000 or gross revenue for the most recently completed four (4) Fiscal Quarters, beginning with the four (4) Fiscal Quarters ending October 29, 2000, in excess of $75,000,000, the Borrower shall cause one or more of such Subsidiaries to become Guarantors as provided by Section 6.2 with the effect that the assets and gross revenue of the remaining domestic Subsidiaries of the Borrower which are not Guarantors hereunder do not exceed $75,000,000 as of such date.

        Section 6.2 New Guarantors. In the event that the Borrower is required to cause one or more of its Subsidiaries to become Guarantors as set forth in
Section 6.1, such new Guarantor or Guarantors (as the case may be) shall, contemporaneously with the delivery of the financial statements required by
Section 9.1(a) and Section 9.1(b), execute and deliver to the Agent a Joinder Agreement pursuant to which each such Subsidiary of the Borrower becomes a Guarantor under this Agreement and such other certificates and documentation, including the items otherwise required pursuant to Section 7.1, as the Agent may reasonably request.

                                    ARTICLE 7

                              Conditions Precedent

        Section 7.1 Initial Advance. The obligation of each Lender to make its initial advance of the Loan is subject to the following conditions precedent:

               (a) Deliveries. The Agent shall have received on or before the Closing Date and on or before the day of such advance all of the following, each dated (unless otherwise indicated) the Closing Date, in form and substance satisfactory to the Agent and the Lenders:

                      (i) Resolutions; Authority. For each of the Borrower and
               the Guarantors, resolutions of its board of directors (or similar governing body) certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party;

                      (ii) Incumbency Certificate. For each of the Borrower and
               the Guarantors, a certificate of incumbency certified by the Secretary or an Assistant Secretary certifying the names of its officers (A) who are authorized to sign the Loan Documents to which it is or is to be a party (including, without limitation, the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representatives for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

                      (iii) Organizational Documents. For each of the Borrower
               and the Guarantors, the certificate of incorporation, certificate of formation, certificate of limited partnership, or other similar document certified by the Secretary of State of the state of its incorporation, formation, or organization and dated a current date;

                      (iv) Bylaws. For each of the Borrower and the Guarantors,
               the bylaws, operating agreement, partnership agreement, or similar agreement certified by its Secretary or an Assistant Secretary;

                      (v) Governmental Certificates. For each of the Borrower
               and the Guarantors, (A) certificates (dated within thirty (30) days of the Closing Date) of the appropriate Governmental Authorities of the state of incorporation, formation, or organization as to its existence and, to the extent applicable, good standing and (B) certificates (dated within forty-five (45) days of the Closing Date) of the appropriate Governmental Authorities of each of the states set forth on Schedule 7.1 and of each other state in which such Person conducts business, other than the state of organization of such Person, as to such Person's qualification to do business and good standing in such state where failure to be so qualified could reasonably be expected to have a Material Adverse Effect, provided that the Borrower may defer delivery of such certificates included in this clause (B) for a period of forty-five (45) days after the Closing Date;

                      (vi) Credit Agreement. This Agreement, together with all
               Schedules, Exhibits, and other attachments (if any), duly executed by the Borrower, the Agent, and the Lenders;

                      (vii) Acknowledgment of Intercreditor Agreement. An
               Acknowledgment of Intercreditor Agreement duly executed by each Lender;

                      (viii) Notes. The Revolving Notes and the Swingline Note
               executed by the Borrower;

                      (ix) Subsidiary Guaranty. The Subsidiary Guaranty executed by each of the Guarantors;

                      (x) Termination of Liens. Duly executed UCC-3 termination
               statements, mortgage releases, and such other documentation as shall be necessary to terminate or release all Liens other than those permitted by Section 10.2;

                      (xi) Certificate of Compliance. A certificate of the chief financial officer or the Vice President, Finance of the Borrower setting forth a calculation of the financial covenants in Section 11.1, Section 11.2, and Section 11.3 as of the Borrower's Fiscal Quarter ended April 30, 2000;

                      (xii) Consents. Copies of all material consents or waivers necessary for the execution, delivery, and performance by the Borrower and each Guarantor of the Loan Documents to which it is a party, as the Agent may require, which consents shall be certified by an authorized representative of the Borrower or such Guarantor, as applicable, as true and correct copies of such consents as of the Closing Date;

                      (xiii) Opinions of Counsel. Satisfactory opinions of legal counsel to the Borrower and the Guarantors as to such matters as the Agent may request;

                      (xiv) Fees. Payment of all fees payable to the Lenders
               including, without limitation, those fees set forth in the Agent's Letter;

                      (xv) Letter of Direction. A letter of direction from the
               Borrower addressed to the Agent with respect to the disbursement of the proceeds of the initial advance under the Loan; and

                      (xvi) Termination of Line of Credit. The Borrower shall,
               with the proceeds of the initial advance hereunder, repay the outstanding line of credit provided pursuant to that certain Letter of Credit Agreement, as amended, dated as of June 1, 1997, between the Borrower and Bank of America National Trust and Savings

               Association (now known as Bank of America, National Association) and terminate its rights to reborrow under such line of credit (provided that the Borrower shall not be required to terminate its rights to request letters of credit under such letter of credit agreement);

               (b) Attorney Costs. The Attorney Costs referred to in Section
        14.1 for which statements have been presented shall have been paid in full (or shall be paid with the proceeds of the initial advance under the Loan made on the Closing Date);

               (c) Compliance with Laws. As of the Closing Date, each Person that is a party to this Agreement or any of the other Loan Documents shall have complied with all requirements of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement and the other Loan Documents;

               (d) No Prohibitions. No requirement of any Governmental Authority shall prohibit the consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment, ruling, injunction, or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain, or otherwise adversely affect in any material manner the consummation of the transactions contemplated by this Agreement or the other Loan Documents or otherwise have a Material Adverse Effect;

               (e) No Material Adverse Change. As of the Closing Date, no material adverse change shall have occurred with respect to (i) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Borrower (individually) or the Borrower and its Subsidiaries (taken as a whole) since January 30, 2000 or (ii) in the facts and information regarding such Persons disclosed to the Agent and the Lenders prior to the Closing Date;

               (f) No Material Litigation. Except as set forth in Schedule 8.5, as of the Closing Date, no action, suit, investigation, or proceeding shall be pending or threatened before any Governmental Authority that purports to affect the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

               (g) Compliance With Financial and Other Obligations. As of the Closing Date, the Borrower and each of its Subsidiaries shall be in compliance with all of its respective existing financial obligations, and no default or event of default shall be in existence (either before or after giving effect to this Agreement) under any Capital Stock or Debt of the Borrower or any Subsidiary of the Borrower;

               (h) Capital Structure. The corporate capital and ownership structure (including, without limitation, articles of incorporation and bylaws), shareholders agreements, and management of the Borrower and its Subsidiaries shall be reasonably satisfactory to the Agent;

               (i) No Material Market Changes. The absence of any material disruption of or material adverse change in conditions in the financial, banking, or capital markets which the Agent and the Arranger in their sole discretion, deem material in connection with the syndication of the Commitment and the Loan provided to the Borrower pursuant to the terms of this Agreement; and

               (j) Additional Documentation. The Agent and the Lenders shall have received such additional approvals, opinions, or other documentation as the Agent or any Lender may reasonably request.

        Section 7.2 All Advances. The obligation of each Lender to make any advance under the Loan (including, without limitation, the initial advance) is subject to the following additional conditions precedent:

               (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan;

               (b) Representations and Warranties. All of the representations and warranties contained in Article 8 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date;

               (c) Governmental Restrictions. There shall be no governmental inquiries, injunctions, or restraining orders instituted or pending, or any statute or rule enacted, promulgated, entered, or enforced which would have a Material Adverse Effect upon the Borrower (individually) or the Borrower and its Subsidiaries (taken as a whole); and

               (d) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Borrower (individually) or the Borrower and its Subsidiaries (taken as a whole) since January 30, 2000.

Each notice of borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in this Section 7.2 have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).

                                    ARTICLE 8

                         Representations and Warranties

        To induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants that the following statements are and, after giving effect to the transactions contemplated hereby will be, true, correct, and complete:

        Section 8.1 Existence, Power and Authority.

               (a) The Borrower and each of its Subsidiaries is (i) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect;

               (b) The Borrower and each of its Subsidiaries has the power and authority to execute, deliver, and perform its respective obligations under the Loan Documents to which it is or may become a party.

        Section 8.2 Financial Condition.

               (a) Financial Statements. The Borrower has delivered to the Agent and each Lender the audited financial statements of the Borrower and its Subsidiaries as of and for the (i) Fiscal Years ended February 1, 1998, January 31, 1999, and January 30, 2000 and (ii) the three (3) Fiscal Periods ended April 30, 2000. Such financial statements have been prepared in accordance with GAAP (subject to year-end audit adjustments and the inclusion of footnotes in the case of the financial statements described in clause (ii) preceding), and present fairly, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in the financial statements referred to in clause (ii) preceding. Since the date of the financial statements referred to in clause (ii) preceding, no material adverse change has occurred with respect to the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Borrower (individually) or of the Borrower and its Subsidiaries (taken as a whole).

               (b) Projections. The Projections delivered and to be delivered by the Borrower to the Agent and included in the Offering Memorandum and the Projections to be delivered by the Borrower pursuant to Section 9.1(a) have been and will be prepared by the Borrower in light of the past operation of the business of the Borrower and its Subsidiaries. All such Projections represent, as of the date thereof, a good faith estimate by the Borrower and its senior management of the financial conditions and performance of the Borrower and its Subsidiaries based on assumptions believed to be reasonable at the time made (provided that the performance of the Borrower and its Subsidiaries may vary from such Projections).

        Section 8.3 Corporate and Similar Action; No Breach. The execution, delivery, and performance by the Borrower and each of its Subsidiaries of the Loan Documents to which it is or may become a party and compliance with the terms and provisions thereof have been duly authorized by all requisite action on the part of the Borrower and each of its Subsidiaries, respectively, and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws, or other organizational documents (as applicable) of such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Person is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.

        Section 8.4 Operation of Business. Each of the Borrower and its Subsidiaries possesses all material licenses, Permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing where such violation could be expected to have a Material Adverse Effect. Except as set forth in Schedule 8.4, since April 30, 2000, the Borrower and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course.

        Section 8.5 Litigation and Judgments. Except as set forth in Schedule 8.5, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending or threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, except as set forth in
Schedule 8.5, there are no outstanding judgments against the Borrower or any of its Subsidiaries.

        Section 8.6 Rights in Properties; Liens. The Borrower and each of its Subsidiaries has good title to or valid leasehold interests in its respective Properties, real and personal and none of such Properties or leasehold interests of the Borrower or any of its Subsidiaries is subject to any Lien, except as permitted by Section 10.2.

        Section 8.7 Enforceability. The Loan Documents to which the Borrower or any Subsidiary of the Borrower is a party, when executed and delivered, shall constitute the legal, valid, and binding obligations of the Borrower or such Subsidiary, as applicable, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

        Section 8.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or other third party is or will be necessary for the execution, delivery, or performance by the Borrower or any Subsidiary of the Borrower of the Loan Documents to which it is or may become a party, except where the failure to obtain any such authorization, approval or consent could not reasonably be expected to have a Material Adverse Effect, or for the validity or enforceability thereof.

        Section 8.9 Debt. Neither the Borrower nor any of its Subsidiaries has any Debt, except as set forth in Schedule 8.9 or as otherwise permitted by
Section 10.1.

        Section 8.10 Taxes. Except as set forth in Schedule 8.10 or, after the Closing Date, matters which do not violate Section 9.4, the Borrower and each Subsidiary of the Borrower have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established in accordance with GAAP. Except as set forth in Schedule 8.10 or, after the Closing Date, matters which do not violate Section 9.4, there is no pending investigation of the Borrower or any Subsidiary of the Borrower by any taxing authority with respect to any liability for tax or of any pending but unassessed tax liability of the Borrower or any Subsidiary of the Borrower.

        Section 8.11 Margin Securities. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U or Regulations T or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying margin stock.

        Section 8.12 ERISA. With respect to each Plan, the Borrower and each Subsidiary of the Borrower is in compliance with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. As of the Closing Date, no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower each Subsidiary of the Borrower, and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to each Plan. Except as set forth in Schedule 8.12, the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower, any of its Subsidiaries, nor any ERISA Affiliate has any outstanding liability to the PBGC under ERISA (other than liability for the payment of PBGC premiums in the ordinary course of business).

        Section 8.13 Disclosure. All factual information furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to the Agent or any Lender for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to the Agent or any Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

        Section 8.14 Subsidiaries; Capitalization. As of the Closing Date, the Borrower has no other Subsidiaries other than those listed in Schedule 8.14. As of the Closing Date, Schedule 8.14 sets forth the jurisdiction of incorporation or organization of the Borrower and its Subsidiaries, the percentage of the Borrower's ownership of the outstanding Voting Stock of each Subsidiary of the Borrower, and the authorized, issued, and outstanding Capital Stock of the Borrower and each Subsidiary of the Borrower. All of the outstanding Capital Stock of the Borrower and its Subsidiaries has been validly issued, is fully paid, is nonassessable, and has not been issued in violation of any preemptive or similar rights. As of the Closing Date, except as disclosed in Schedule 8.14, there are (a) no outstanding subscriptions, options, warrants, calls, or rights (including, without limitation, preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of the Borrower or any of its Subsidiaries, and (b) no shareholder agreements, voting trusts, or similar agreements in effect and binding on any shareholder of (i) to the Borrower's knowledge, the Borrower or any of its Capital Stock or (ii) any Subsidiary of the Borrower or any of their respective Capital Stock. All shares of Capital Stock of the Borrower and its Subsidiaries were issued in compliance with all applicable state and federal securities laws.

        Section 8.15 Material Agreements. Except as set forth in Schedule 8.15, neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default, or has knowledge of facts or circumstances that with the giving of notice or passage of time or both could be expected to result in a default, in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument (including, without limitation, any indenture, loan, or credit agreement, or any lease or other similar agreement or instrument) to which it is a party where such default could be expected to cause a Material Adverse Effect.

        Section 8.16 Compliance with Laws. Neither the Borrower nor any of its Subsidiaries is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except for violations which could not be expected to have a Material Adverse Effect.

        Section 8.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 8.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 8.19 Environmental Matters.

        Except as disclosed on Schedule 8.19:

               (a) to the Borrower's knowledge, the Borrower, each Subsidiary of the Borrower, and all of their respective properties, assets, and operations are in compliance with all Environmental Laws; neither the Borrower nor any of its Subsidiaries has knowledge of, nor has the Borrower or any Subsidiary of the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which interfere with or prevent the compliance or continued compliance of the Borrower or its Subsidiaries with all Environmental Laws;

               (b) the Borrower and its Subsidiaries have obtained and maintained, and are in material compliance with, all material Permits, licenses, and authorizations that are required under applicable Environmental Laws;

               (c) except in compliance in all material respects with applicable Environmental Laws, during the course of the Borrower's or any of its Subsidiaries' ownership of or operations on any real Property, there has been no generation, treatment, recycling, storage, or disposal of hazardous waste, as that term is defined in 40 CFR Part 261 or any state equivalent, use of underground storage tanks or surface impoundments, use of asbestos containing materials, or use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers, or other equipment that could reasonably be expected to have a Material Adverse Effect, and the use which the Borrower and its Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets that could reasonably be expected to have a Material Adverse Effect;

               (d) neither the Borrower, any of its Subsidiaries, nor any of their respective currently or previously owned or leased Properties or operations is subject to any outstanding or, to their knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

               (e) there are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of the Borrower or any Subsidiary of the Borrower that could reasonably be expected to result in any Environmental Liabilities or to have a Material Adverse Effect;

               (f) neither the Borrower nor any of its Subsidiaries is or operates a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the regulations thereunder, or any comparable provision of state law, and except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each Subsidiary of the Borrower is in compliance with all applicable financial responsibility requirements of all applicable Environmental Laws;

               (g) neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting an unauthorized Release; and

               (h) no Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or any Subsidiary of the Borrower.

        Section 8.20 Broker's Fees. Except as disclosed on Schedule 8.20, no broker's or finder's fee, commission, or similar compensation will be payable by the Borrower or any Subsidiary of the Borrower with respect to the transactions contemplated by this Agreement.

        Section 8.21 Employee Matters. Except as set forth on Schedule 8.21, as of the Closing Date (a) neither the Borrower nor any of its Subsidiaries, nor any of their respective employees, is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary of the Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any Subsidiary of the Borrower, and (c) there are no strikes, slowdowns, work stoppages, or controversies pending or, to the best knowledge of the Borrower and the Subsidiaries of the Borrower after due inquiry, threatened between the Borrower or any Subsidiary of the Borrower and its respective employees.

        Section 8.22 Solvency. Each of the Borrower and the Subsidiary Guarantors, individually and on a consolidated basis is Solvent.

                                    ARTICLE 9

                              Affirmative Covenants

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, it will perform and observe the following covenants:

        Section 9.1 Reporting Requirements. The Borrower will furnish to the Agent and each Lender:

               (a) Annual Financial Statements and Projections. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ending January 28, 2001, (i) a copy of the annual audit report of the Borrower for such Fiscal Year containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by a "Big Five" firm of independent certified public accountants or other independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP; (ii) a copy of the annual unaudited report of the Borrower and its Subsidiaries for such Fiscal Year containing, on a consolidating basis balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding

        Fiscal Year, and in reasonable detail certified by the chief financial officer or Vice President, Finance of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operation of the Borrower and its Subsidiaries, on a consolidating basis at the date and for the Fiscal Year then ended; and
        (iii) a copy of Projections for the Borrower's Fiscal Year immediately following the Fiscal Year which is the subject of the financial statements delivered pursuant to clause (i) preceding;

               (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of the Borrower, beginning with the Fiscal Quarter ending July 30, 2000, a copy of an unaudited financial report of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer or Vice President, Finance of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis, at the date and for the periods indicated therein, subject to year-end audit adjustments and the inclusion of footnotes;

               (c) Compliance Certificate. As soon as available, and in any event accompanying the financial statements delivered in accordance with
        Section 9.1(a) and Section 9.1(b), a Compliance Certificate, together with schedules setting forth the calculations supporting the computations therein;

               (d) Applicable Rate Certificate. Concurrently with the delivery of each of the financial statements referred to in Section 9.1(b) and within forty-five (45) days after the end of each Fiscal Year of the Borrower, a certificate of the chief financial officer or Vice President, Finance of the Borrower showing in reasonable detail the calculation required for the Agent to determine the Applicable Rate;

               (e) Notice of Litigation, Etc. Promptly after receipt by the Borrower or any Subsidiary of the Borrower of notice of the commencement thereof, notice of all actions, suits, and proceedings by or before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary of the Borrower which, if determined adversely to the Borrower or such Subsidiary of the Borrower, could reasonably be expected to have a Material Adverse Effect;

               (f) Notice of Default. As soon as possible and in any event within two (2) Business Days after the chief executive officer, president, chief financial officer, any vice president, secretary, assistant secretary, treasurer, or any assistant treasurer of the Borrower has knowledge of the occurrence of a Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

               (g) ERISA. As soon as possible and in any event within thirty
        (30) days after the Borrower or any Subsidiary of the Borrower knows, or has reason to know, that

                      (i) any Termination Event with respect to a Plan has
               occurred or will occur,

                      (ii) the aggregate present value of the Unfunded Vested
               Accrued Benefits under all Plans is equal to an amount in excess of $0, or

                      (iii) the Borrower or any Subsidiary of the Borrower is in
               "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of the Borrower's or any of its Subsidiaries' complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, the Borrower will provide the Agent and the Lenders with a certificate of its chief financial officer or Vice President, Finance setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or any other Governmental Authority with respect to such event;

               (h) Notice of Material Adverse Effect. As soon as possible and in any event within two (2) Business Days of the discovery of any event or condition that could reasonably be expected to have a Material Adverse Effect;

               (i) Proxy Statements, Periodic Reporting, Etc. As soon as available, one copy of each financial statement, report, notice, or proxy statement sent by the Borrower or any Subsidiary of the Borrower to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary of the Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency;

               (j) Intercompany Contracts. Promptly upon entering into any such arrangement or contract (to the extent permitted by Section 10.7), copies or detailed descriptions of all tax sharing, cost allocation, overhead attribution, and any similar contracts or arrangements between the Borrower and any of its Affiliates at any time existing; and

               (k) General Information. Promptly, such other information concerning the Borrower or any Subsidiary of the Borrower as the Agent or any Lender may from time to time reasonably request.

        Section 9.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 10.3, the Borrower will, and will cause each Subsidiary of the Borrower to, preserve and maintain (a) its corporate existence and (b) all of its leases, privileges, Permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary of the Borrower to, conduct its business in an orderly and efficient manner in accordance with good business practices.

        Section 9.3 Maintenance of Properties. Except as permitted by Section 10.3, the Borrower will, and will cause each Subsidiary of the Borrower to, maintain, keep, and preserve all of its material Properties necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

        Section 9.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary of the Borrower to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay or discharge any tax, levy, assessment, or governmental charge or charge for labor, material, and supplies
(i) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established and (ii) if the failure to pay the same would not result in a Lien on the Property of the Borrower or a Subsidiary of the Borrower other than a Permitted Lien.

        Section 9.5 Insurance.

               (a) The Borrower will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by responsible businesses engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such businesses, provided that in any event the Borrower and each of its Subsidiaries (as appropriate) will maintain:

                      (i) Property Insurance. Insurance against loss or damage
               covering substantially all of the tangible real and personal Property and improvements of the Borrower and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to any deductibles as shall be reasonably satisfactory to the Agent) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy, but in any event in such amounts reasonably acceptable to the Agent and as are reasonably available as determined by the independent insurance broker of the Borrower or its applicable Subsidiary;

                      (ii) Automobile Liability Insurance for Bodily Injury and
               Property Damage. Insurance in respect of all vehicles (whether owned, hired, or rented by the Borrower or any of its Subsidiaries) at any time located at, or used in connection with, their respective Properties or operations against liabilities for bodily injury and Property damage in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law;

                      (iii) Comprehensive General Liability Insurance. Insurance
               against claims for bodily injury, death, or Property damage occurring on, in or about the Property (and adjoining streets, sidewalks, and waterways) of the Borrower or any of its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located; and

                      (iv) Worker's Compensation Insurance. Worker's
               compensation insurance (including, without limitation, employers' liability insurance) to the extent required by applicable law, which may be self-insurance to the extent permitted by applicable law.

        Such insurance shall be written by financially responsible companies selected by the applicable Person and having an A.M. Best Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to the Agent. For purposes hereof, the term "Peril" shall mean, collectively, fire, lightning, flood (to the extent required by applicable law), windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke, and other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Borrower and its Subsidiaries are located.

               (b) If a Default shall have occurred and be continuing, the Borrower will, and will cause each of its Subsidiaries to, cause all proceeds of insurance paid on account of the loss of or damage to any Property of the Borrower or any of its Subsidiaries and all awards of compensation for any Property of the Borrower or any of its Subsidiaries taken by condemnation or eminent domain to be paid directly to the Agent to be applied against the Obligations.

        Section 9.6 Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, permit representatives and agents of the Agent and each Lender, during normal business hours and upon reasonable notice to the Borrower, to examine, copy, and make extracts from the Borrower's or any of such Subsidiaries' books and records, to visit and inspect the Borrower's or any of such Subsidiaries' Properties and to discuss the Borrower's or any of such Subsidiaries's business, operations, and financial condition with its officers and independent certified public accountants. The Borrower will, and will cause each of its Subsidiaries to, authorize its accountants in writing (with a copy to the Agent) to comply with this Section. The Agent or its representatives may, at any time and from time to time at the Borrower's expense, conduct field exams for such purposes as the Agent or the Required Lenders may reasonably request.

        Section 9.7 Keeping Books and Records. The Borrower will, and will cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

        Section 9.8 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws, ERISA, the Code, Regulation U, and Regulations T and X of the Board of Governors of the Federal Reserve System), rules, regulations, orders, and decrees of a material nature of any Governmental Authority or arbitrator other than any such laws, rules, regulations, orders, and decrees contested by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP and satisfactory to the Agent are established with respect thereto and except for violations which could not be expected to have a Material Adverse Effect.

        Section 9.9 Compliance with Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

        Section 9.10 Further Assurances.

               (a) Further Assurance. The Borrower will, and will cause each of its Subsidiaries to, execute and/or deliver pursuant to this clause (a) such further documentation and take such further action as may be reasonably requested by the Required Lenders to carry out the provisions and purposes of the Loan Documents.

               (b) Subsidiary Joinder. The Borrower shall, and shall cause each domestic Subsidiary of the Borrower to, execute and deliver to the Agent such documentation, including, without limitation, a Joinder Agreement, as the Agent may require to cause each such domestic Subsidiary to become a party to the Subsidiary Guaranty as required by Article 6.

        Section 9.11 ERISA. With respect to each Plan, the Borrower will, and will cause each of its Subsidiaries to, comply with all minimum funding requirements and all other material requirements of ERISA so as not to give rise to any liability in excess of $1,000,000.

                                   ARTICLE 10

                               Negative Covenants

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, the Borrower will perform and observe the following covenants:

        Section 10.1 Debt. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, incur, create, assume, or permit to exist any Debt, except:

               (a) Debt to the Lenders pursuant to the Loan Documents;

               (b) Debt described on Schedule 8.9, and any extensions, renewals, or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension, or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension, or refinancing and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension, or refinancing;

               (c) Debt of a Subsidiary Guarantor owed to the Borrower or another Subsidiary Guarantor; provided that such Debt must according to its terms be fully subordinate in all respects to any of such Subsidiary Guarantor's indebtedness, liabilities, or obligations to the Agent and the Lenders pursuant to any Loan Document;

               (d) Guaranties and other Debt incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, banker's acceptances, and other similar obligations including those of the type otherwise described in Section 10.2(f);

               (e) Debt of the Borrower or any Subsidiary of the Borrower constituting purchase money Debt (including, without limitation, Capital Lease Obligations) and secured by purchase money Liens permitted by
        Section 10.2(g), such Debt, in the aggregate, not to exceed at any time an amount equal to five percent (5.0%) of the Borrower's Tangible Net Worth;

               (f) Debt of the Borrower or any Subsidiary of the Borrower of the type described in clause (l) of the definition of Debt, such Debt, in aggregate principal or principal equivalent amount, not to exceed at any time an amount equal to twenty percent (20.0%) of the Borrower's Tangible Net Worth.

               (g) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on behalf of the Borrower or any Subsidiary of the Borrower in accordance with the policies issued to the Borrower or any such Subsidiary;

               (h) Debt secured by the Liens permitted by Section 10.2(d) and
        Section 10.2(e);

               (i) unsecured Debt arising under, created by, and consisting of Hedge Agreements; provided, (i) such Hedge Agreements shall have been entered into for the purpose of hedging actual risk and not for speculative purposes and (ii) that each counterparty to such Hedge Agreement shall be a Lender or shall be rated at least AA- by Standard and Poor's Rating Service or Aa3 by Moody's Investors Service, Inc.;

               (j) Debt arising from endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business of the Borrower or a Subsidiary of the Borrower;

               (k) Debt of a Subsidiary of the Borrower acquired after the Closing Date and Debt of a Person merged or consolidated with or into the Borrower or a Subsidiary of the Borrower after the Closing Date, (i) which Debt in each case exists at the time of such acquisition, merger, or consolidation, (ii) which Debt was not created or incurred in contemplation of such acquisition, merger, or consolidation, (iii) where such acquisition, merger, or consolidation is not prohibited under this Agreement, (iv) where the aggregate principal of all such Debt at any time outstanding does not exceed an amount equal to ten percent (10.0%) of the Borrower's Tangible Net Worth, and (v) Guarantees of Debt permitted under this Section 10.1;

               (l) In addition to the Debt described in the foregoing clauses
        (a) through (k), Debt which when combined with the Debt described in clause (k) preceding does not exceed twelve and one-half percent (12.5%) of the Borrower's Tangible Net Worth in aggregate principal amount at any time outstanding; and

               (m) Debt consisting of letters of credit and reimbursement obligations therefor where the aggregate face amount of such letters of credit do not at any time exceed the sum of (i) the aggregate amount of the Commitments then in effect plus (ii) $20,000,000; provided that Debt permitted hereunder which consists of standby letters of credit and reimbursement obligations therefor shall not at any time exceed an aggregate face amount of $20,000,000.

        Section 10.2 Limitation on Liens and Restrictions on Subsidiaries. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following:

               (a) existing Liens described on Schedule 10.2, and any extensions, renewals, or refinancings of the Debt secured by such Liens as permitted under Section 10.1(b); provided that (i) no such Lien is expanded to cover any additional Property (other than after acquired title in or on such Property and proceeds of the existing collateral) after the Closing Date and (ii) no such Lien is spread to secure any additional Debt after the Closing Date;

               (b) Liens in favor of the Agent, for the benefit of the Agent and the Lenders;

               (c) encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate) materially detract from the value of the real Property encumbered thereby or materially impair the ability of the Borrower or such Subsidiary to use such real Property in its business;

               (d) Liens for taxes, assessments, or other governmental charges (but excluding Environmental Liens or Liens under ERISA) that are not delinquent or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

               (e) contractual or statutory Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar Liens securing obligations that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business;

               (f) Liens resulting from deposits to secure payments of worker's compensation, unemployment insurance, or other social security programs or to secure the performance of tenders, statutory obligations, leases, insurance contracts, surety and appeal bonds, bids, and other contracts incurred in the ordinary course of business (other than for payment of Debt);

               (g) Liens for purchase money obligations and Liens securing Capital Lease Obligations; provided that (i) the Debt secured by any such Lien is permitted under Section 10.1(e) and (ii) any such Lien encumbers only the Property so purchased or leased and the products, proceeds (including insurance proceeds), accessions, replacements, substitutions, and improvements thereto;

               (h) any attachment or judgment Lien not constituting an Event of Default;

               (i) any interest or title of a licensor, lessor, or sublessor under any license or lease and any interest or title of a licensee, lessee, or sublessee under any license, cross-license, or lease in any event entered into in the ordinary course of business and not otherwise prohibited by the terms of this Agreement;

               (j) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by such Person in the ordinary course of business;

               (k) nonconsensual Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of set-off) held by such banking institutions in the ordinary course of business; and

               (l) Liens (including statutory and common law liens) in or against goods, documents, or instruments, including proceeds (including insurance proceeds), products, accessions, substitutions, and replacements related thereto, related to or arising out of commercial or documentary letter of credit transactions, to the extent that such letter of credit transactions constitute permitted Debt under Section 10.1(m).

        Section 10.3 Mergers, Etc. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, become a party to a merger or consolidation or purchase or otherwise acquire all or a substantial part of the business or Property of any Person or all or a substantial part of the business or Property of a division or branch of a Person or a majority interest in the Capital Stock of any Person, or wind-up, dissolve, or liquidate itself; provided that notwithstanding the foregoing or any other provision of this Agreement as long as no Default exists or would result therefrom and provided the Borrower gives the Agent and the Lenders prior written notice:

               (a) a Subsidiary of the Borrower may wind-up, dissolve, or liquidate if its Property is transferred to the Borrower or a Wholly-Owned Subsidiary;

               (b) any Subsidiary of the Borrower, may merge or consolidate with the Borrower (provided the Borrower is the surviving entity) or a Wholly-Owned Subsidiary (provided the Wholly-Owned Subsidiary is the surviving entity);

               (c) the Borrower or any Wholly-Owned Subsidiary may make Permitted Acquisitions; and

               (d) to the extent the Required Lenders agree in writing, the Borrower or any Wholly- Owned Subsidiary may make additional acquisitions not included in Permitted Acquisitions.

        Section 10.4 Restricted Payments. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, (a) make any prepayment of any Debt other than (i) the Obligations, (ii) any Debt owed to the Borrower or a Subsidiary of the Borrower, or (iii) regularly scheduled payments of principal and interest under the Note Agreement or (b) directly or indirectly declare, order, pay, make, or set apart any sum for (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person now or hereafter outstanding, (ii) any redemption, conversion, exchange, retirement, sinking fund, or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any such Person now or hereafter outstanding, or (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Capital Stock of any such Person now or hereafter outstanding except:

               (w) Subsidiaries of the Borrower may make, declare, and pay dividends and make other distributions with respect to their Capital Stock to the Borrower or Wholly-Owned Subsidiaries;

               (x) the Borrower may declare and pay dividends on any class of its Capital Stock payable solely in shares of Capital Stock of the Borrower;

               (y) the Borrower may repurchase its Capital Stock; provided that
        (A) the amount of all such repurchases shall not at any time exceed an amount equal to the sum of $20,000,000, plus an amount equal to ten percent (10.0%) of the Borrower's Net Income during the period from and including August 1, 2000 through and including the end of the Fiscal Quarter ending immediately prior to the date of such repurchase, (B) no Default shall be in existence at the time of such repurchase, and (C) proceeds of the Loan shall not be used in connection with such repurchase; and

               (z) the Borrower may acquire or redeem Capital Stock of the Borrower held by any former officer, director, or employee of the Borrower or beneficiaries of any such Person's estate or trusts created by or for the benefit of any such Person or their beneficiaries.

        Section 10.5 Investments. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures, or other Securities of any Person, or be or become a joint venturer with or partner of any Person (all the foregoing, herein "Investments"), except:

               (a) Permitted Acquisitions;

               (b) the Borrower or any Wholly-Owned Subsidiary may make Investments in domestic Subsidiaries;

               (c) the Borrower may make Investments in foreign Subsidiaries, (subject to the requirements of Section 10.1 and Section 10.3); provided that (i) the aggregate amount of all Investments in foreign Subsidiaries shall not exceed an amount equal to ten percent (10.0%) of the Borrower's assets at the time of making any such Investment and (ii) such Investments in foreign Subsidiaries which constitute advances, loans, extensions of credit, bonds, notes, or debentures owed to the Borrower shall at all times be subordinate in all respects to the Obligations or any indebtedness, liability, or obligation of such foreign Subsidiary to the Agent and the Lenders (if any) under any Loan Document and must otherwise be in compliance with Section 10.1 and
        Section 10.3;

               (d) the Borrower may, up to an aggregate amount at any time outstanding of not more than $10,000,000, make equity investments in Affiliates and other Persons and related businesses, excluding Subsidiaries of the Borrower;

               (e) readily marketable direct obligations of the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;

               (f) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the U.S. having capital and surplus in excess of $250,000,000 and repurchase and reverse repurchase obligations entered into with any such commercial bank;

               (g) commercial paper of a domestic issuer and equity or debt Securities of a domestic issuer if at the time of purchase such paper or debt Securities of such issuer is rated in one of the two highest rating categories of Standard and Poor's Rating Service or Moody's Investors Service, Inc. or any successor thereto and shares of any mutual fund company substantially all the assets of which consist of cash and the Investments of the type described in clause (d), clause (e), and this clause (g);

               (h) Investments received in connection with the settlement of delinquent obligations of, and disputes with, customers and suppliers, and other trade debtors arising in the ordinary course of business;

               (i) extensions of trade credit in the ordinary course of business;

               (j) the Borrower and any Wholly-Owned Subsidiary may make loans and advances to officers, directors, and employees in the ordinary course of business and consistent with past practices up to an aggregate amount at any time outstanding of not more than $2,500,000;

               (k) Investments existing on the Closing Date and listed on
        Schedule 10.5; and

               (l) Investments consisting of purchases of debt Securities or other extensions of credit by the Borrower or any Subsidiary of the Borrower to the lessor/purchaser in connection with Permitted Sale-Leasebacks.

The amount of Investments pursuant to clause (c) preceding shall be the amount of all cash or other Property invested, loaned, advanced, or otherwise contributed to all foreign Subsidiaries of the Borrower whether such Investments are made as a single transaction or as one of a series of transactions, and such amount shall be determined at the time of making of each Investment, or portion thereof if in connection with a series of transactions.

        Section 10.6 Limitation on Issuance of Capital Stock of Subsidiaries. The Borrower will not permit any Subsidiary of the Borrower to, at any time issue, sell, assign, or otherwise dispose of, except to the Borrower or a Wholly-Owned Subsidiary or in connection with a Permitted Acquisition, (a) any Capital Stock of a Subsidiary of the Borrower, (b) any Securities exchangeable for or convertible into or carrying any rights to acquire any Capital Stock of a Subsidiary of the Borrower, or (c) any option, warrant, or other right to acquire any Capital Stock of a Subsidiary of the Borrower.

        Section 10.7 Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate (as used in this Section 10.7 the term "Affiliate" shall exclude any Subsidiary of the Borrower) of the Borrower or such Subsidiary of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

        Section 10.8 Disposition of Assets. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, sell, lease, assign, transfer, or otherwise voluntarily dispose of any of its Property other than (a) sales of inventory in the ordinary course of business, (b) Asset Dispositions in connection with the closing of any retail location of the Borrower or any Subsidiary of the Borrower; provided that with respect to this Section 10.8, such closings may not in any Fiscal

Year exceed eight percent (8.0%) of the Borrower's and its Subsidiaries' retail locations at the beginning of such Fiscal Year, and (c) other Asset Dispositions not in excess of $25,000,000 in any Fiscal Year.

        Section 10.9 Lines of Business. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, engage in any line or lines of business activity other than the business activities in which they are engaged on the Closing Date or a business reasonably related or complementary thereto.

        Section 10.10 Limitations on Restrictions Affecting the Borrower and its Subsidiaries. Neither the Borrower nor any Subsidiary of the Borrower shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its Properties, whether now owned or hereafter acquired, other than pursuant to non-assignment provisions of a Permitted Lien, operating lease, or of Debt of the type described in clause (l) of the definition of Debt and which are restricted solely to the Property which is the subject of such Permitted Lien or such lease transaction and which does not prohibit the Borrower or any Subsidiary of the Borrower from granting Liens to the Agent or any Lender as collateral for the Obligations. Except as provided herein, the Borrower will not, nor will it permit any Subsidiary of the Borrower to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Subsidiary of the Borrower to (a) pay dividends or make any other distribution on any of its Capital Stock, (b) pay any Debt owed to the Borrower or any Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any Subsidiary of the Borrower, (d) transfer any Property of the Borrower or any Subsidiary of the Borrower to any other Person, except pursuant to non-assignment provisions of Permitted Liens, leases, and licenses entered into in the ordinary course of business, or (e) make any prepayment of any of the Obligations.

        Section 10.11 Environmental Protection. The Borrower will not, nor will it permit any Subsidiary of the Borrower to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in compliance with applicable Environmental Laws, (b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner, that in any material respect violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any Subsidiary of the Borrower would be responsible that could be expected to have a Material Adverse Effect.

        Section 10.12 ERISA. The Borrower will not, nor will it permit any Subsidiary of the Borrower to:

               (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) in excess of $1,000,000 to exist or to be created; or

               (b) with respect to any Multiemployer Plan, allow or take (or permit any ERISA Affiliate to take) any action which would cause any unfunded or unpaid liability by the Borrower or any ERISA Affiliate to any Multiemployer Plan in excess of $1,000,000 to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans.

                                   ARTICLE 11

                               Financial Covenants

        The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, it will perform and observe the following financial covenants:

        Section 11.1 Leverage Ratio. As of the end of each Fiscal Quarter, the Borrower shall not permit the Leverage Ratio, calculated as of the Fiscal Quarter ending July 30, 2000, and as of the end of each Fiscal Quarter thereafter, for the preceding twelve (12) Fiscal Periods then ending, to exceed the ratio set forth in the table following corresponding to such date.

=======================================================================
                  Period                        Maximum Leverage Ratio
=======================================================================
From July 30, 2000 through and including             4.00 to 1.00
October 28, 2001
-----------------------------------------------------------------------
From February 3, 2002 through and                    3.75 to 1.00
including November 3, 2002
-----------------------------------------------------------------------
From February 2, 2003 and thereafter                 3.50 to 1.00
=======================================================================

        Section 11.2 Fixed Charge Coverage Ratio. As of the end of each Fiscal Quarter, the Borrower shall not permit the Fixed Charge Coverage Ratio, calculated as of the Fiscal Quarter ending July 30, 2000, and as of the end of each Fiscal Quarter thereafter, for the preceding four (4) Fiscal Quarter period then ending, to be less than the ratio set forth in the table following corresponding to such date.

=======================================================================
                                                 Minimum Fixed Charge
                  Period                            Coverage Ratio
=======================================================================
From July 30, 2000 through and including             2.00 to 1.00
October 28, 2001
-----------------------------------------------------------------------
From February 3, 2002 through and                    2.10 to 1.00
including November 3, 2002
-----------------------------------------------------------------------

=======================================================================
                                                 Minimum Fixed Charge
                  Period                            Coverage Ratio
=======================================================================
From February 2, 2003 through and                    2.25 to 1.00
including May 3, 2003
-----------------------------------------------------------------------
From August 3, 2003 and thereafter                   2.50 to 1.00
=======================================================================

        Section 11.3 Minimum Tangible Net Worth. As of the end of each Fiscal Quarter, the Borrower shall not permit its Tangible Net Worth to be less than
(a) $335,000,000, plus (b) seventy-five percent (75.0%) of the Borrower's positive Net Income for each Fiscal Quarter completed after April 30, 2000, plus
(c) one hundred percent (100%) of any increase in Tangible Net Worth attributable to issuance of equity Securities of the Borrower or any Subsidiary of the Borrower after April 30, 2000.

        Section 11.4 Capital Expenditures. Beginning with the Fiscal Year ending February 3, 2002, as of the end of each Fiscal Year, the aggregate amount of all Capital Expenditures of the Borrower and its Subsidiaries for such Fiscal Year shall not exceed eight and one-half percent (8.5%) of gross revenue of the Borrower for such Fiscal Year, plus fifty percent (50.0%) of the amount by which eight and one-half percent (8.5%) of gross revenue of the Borrower for the prior Fiscal Year (provided that Capital Expenditures were subject to the terms of this Section 11.4 during such prior Fiscal Year) exceeded Capital Expenditures during such prior Fiscal Year.

                                   ARTICLE 12

                                     Default

        Section 12.1 Events of Default. Each of the following shall be deemed an "Event of Default":

               (a) the Borrower shall fail to pay (i) when due any principal owing with respect to the Loan payable under any Loan Document or any part thereof; (ii) within three (3) Business Days of the date due any interest or fees payable under the Loan Documents or any part thereof; or (iii) within three (3) Business Days after the date the Borrower receives written notice of the failure to pay when due, any other Obligation or any part thereof, or any indebtedness, liability, or obligation due to any Lender under any Hedge Agreement;

               (b) any representation, warranty, or certification made or deemed made by the Borrower or any Subsidiary of the Borrower (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made;

               (c) the Borrower or any Subsidiary of the Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 2.4, Section 4.4(a), Section 9.1, Section 9.2,
        Section 9.6, Section 9.10, Article 10 (other than related to non-consensual Liens under Section 10.2), or Article 11;

               (d) the Borrower or any Subsidiary of the Borrower shall fail to perform, observe, or comply with any other agreement or term contained in any Loan Document (other than as described in Section 12.1(a), Section 12.1(b), or Section 12.1(c)) and (i) such failure shall continue for a period of thirty (30) days after the earlier of (A) the date the Agent provides the Borrower with notice thereof or (B) the date the Borrower should have notified the Agent thereof in accordance with
        Section 9.1(f) or (ii) as otherwise specifically provided by any other Loan Document;

               (e) the Borrower or any Subsidiary of the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing;

               (f) (i) a proceeding or case shall be commenced, without the application, approval, or consent of the Borrower or any Subsidiary of the Borrower in any court of competent jurisdiction, seeking (A) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of the Borrower or such Subsidiary or of all or any substantial part of its Property, or (C) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days or (ii) an order for relief against the Borrower or any Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

               (g) the Borrower or any Subsidiary of the Borrower shall fail within a period of thirty (30) days after the commencement thereof to discharge or obtain a stay of any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $10,000,000 against any of its assets or Properties;

               (h) A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (to the extent not paid or fully covered by insurance acknowledged by a carrier reasonably acceptable to the Agent) shall be rendered by a court or courts against the Borrower or any Subsidiary of the Borrower and the same shall not be satisfied, discharged, or dismissed (or provision shall not be made for such satisfaction, discharge, or dismissal), or a stay of execution or other stay of enforcement thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Borrower or any Subsidiary of the Borrower, as applicable, shall not, within said period of sixty
        (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

               (i) (i) the Borrower or any Subsidiary of the Borrower shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) beyond the period of grace (if any) if the aggregate principal amount of the affected Debt equals or exceeds $10,000,000, or the maturity of any such Debt shall have been accelerated or shall have been required to be prepaid prior to the stated maturity thereof, (ii) any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of $10,000,000 that permits the holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any prepayment thereof, (iii) any event of default shall have occurred under that certain Letter of Credit Agreement, as amended and as such agreement may be further amended, restated, or otherwise modified, dated as of June 1, 1997, between the Borrower and Bank of America National Trust and Savings Association (now known as Bank of America, National Association), or (iv) any event of default shall have occurred under the Note Agreement;

               (j) this Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or any Subsidiary, or the Borrower or any Subsidiary shall deny that it has any further liability or obligation under any of the Loan Documents;

               (k) Any of the following events shall occur or exist with respect to the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate and in each case, such event or condition, together with all other such events or conditions, if any, have subjected or could in the reasonable opinion of the Agent or the Required Lenders subject the Borrower or any Subsidiary of the Borrower (or any combination thereof) to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate could reasonably be expected to exceed $1,000,000: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that could reasonably be expected to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan;

               (l) The occurrence of any event or condition which constitutes a Material Adverse Effect and thirty (30) days shall have passed since written notification thereof to the Borrower by the Agent (therein identifying such event or condition) without such event or condition having been remedied, cured, or waived; or

               (m) The occurrence of a Change of Control.

        Section 12.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by the Required Lenders, shall) do any one or more of the following:

               (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower except as where required by the specific terms of this Agreement or the other Loan Documents;

               (b) Termination of Commitments. Terminate the Commitments without notice to the Borrower or any other Person;

               (c) Judgment. Reduce any claim to judgment; and

               (d) Rights. Exercise any and all rights and remedies afforded by the laws of the State of California, or any other jurisdiction governing any of the Loan Documents, by equity, or otherwise;

provided, however, that, upon the occurrence of an Event of Default under
Section 12.1(e) or Section 12.1(f) with respect to the Borrower or any Guarantor, the Commitments of all of the Lenders shall automatically terminate and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower or any other party under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

        Section 12.3 Performance by the Agent. Upon the occurrence of a Default, if the Borrower or any Guarantor shall fail to perform any agreement in accordance with the terms of the Loan Documents, the Agent may, and at the direction of the Required Lenders shall, perform or attempt to perform such agreement on behalf of the Borrower or such Guarantor, as applicable. In such event, at the request of the Agent, the Borrower shall promptly pay any amount expended by the Agent or the Lenders in connection with such performance or attempted performance, to the Agent at the Principal Office together with interest thereon at the Default Rate applicable to the Base Rate

Balance from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent, the Arranger, nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower or any Guarantor under any Loan Document.

        Section 12.4 Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower or any other Person (any such notice being hereby expressly waived), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand under such Loan Documents and although the Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Agent) after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

        Section 12.5 Continuance of Default. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until the Agent shall have actually received evidence satisfactory to the Agent that such Default shall have been remedied.

                                   ARTICLE 13

                                    The Agent

        Section 13.1 Appointment and Authorization of the Agent. Each Lender hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        Section 13.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        Section 13.3 Liability of the Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation, or warranty made by the Borrower or any other party to any Loan Document, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of the Borrower or any Subsidiary or Affiliate thereof.

        Section 13.4 Reliance by the Agent.

               (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or any other Person party to any Loan Document), independent accountants, and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as the Agent deems appropriate and, if the Agent so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Agent shall, and in all other instances, the Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

               (b) For purposes of determining compliance with the conditions specified in Article 7, each Lender and participant shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Agent to each Lender for consent, approval, acceptance, or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

        Section 13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

        Section 13.6 Credit Decision; Disclosure of Information by the Agent. Each Lender and participant acknowledges that no Agent-Related Person has made any representation or warranty to such Lender or participant, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender or participant as to any matter, including whether any Agent-Related Person has disclosed material information in its possession. Each Lender, including any Lender by assignment, and each participant represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrower and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and each such Lender or participant has made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and participant also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as such Lender or participant shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrower and its Subsidiaries and Affiliates. Except for notices, reports, and other documents expressly required to be furnished to the Lenders by the Agent herein, the Agent shall not have any duty or responsibility to provide any Lender or participant with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Borrower or any of its Subsidiaries or Affiliates which may come into the possession of any Agent-Related Person.

        Section 13.7 Indemnification of the Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do
so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        Section 13.8 The Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Borrower and its Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders and participants acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower and its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Balances, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent.

        Section 13.9 Resignation of the Agent. The Agent may, and at the request of the Required Lenders shall, resign as the Agent upon thirty (30) days notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which approval of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor administrative agent and the retiring Agent's appointment, powers, and duties as the Agent shall be terminated. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Article 13, Section 14.1, and Section 14.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor administrative agent has accepted appointment as the Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

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        Section 13.10 Co-Agents; Lead Managers. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" or other similar title shall have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" or other similar title shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 14

                                  Miscellaneous

        Section 14.1 Expenses. The Borrower hereby agrees to pay promptly after presentation of supporting documentation, without duplication: (a) all reasonable costs and expenses of the Agent arising in connection with the preparation, negotiation, execution, delivery, syndication, and administration of the Loan Documents and all amendments, waivers, or other modifications to the Loan Documents, including, without limitation, Attorney Costs of the Agent; (b) all costs and expenses of the Agent in connection with any Default and the enforcement of any Loan Document or collection of the Obligations, including, without limitation, Attorney Costs of the Agent; (c) all fees, costs, and expenses of any Lender arising in connection with an Event of Default and the enforcement of any Loan Document or collection of the Obligations during the existence of an Event of Default; (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges (including, without limitation, the Taxes and any penalties or interest) levied by any Governmental Authority in respect of any Loan Document or the transactions contemplated thereby; (e) all reasonable costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or other Lien contemplated by any Loan Document; and (f) all other reasonable costs and expenses incurred by the Agent in connection with any Loan Document. The Attorney Costs of the Agent that the Borrower has agreed to pay hereunder include, without limitation, the Attorney Costs of the Agent arising in connection with advice given to the Agent as to its rights and responsibilities hereunder.

        Section 14.2 Indemnity by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys, and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions, or causes of action that are asserted against any Indemnitee by any Person (other than the Agent or any Lender) relating directly or indirectly to a claim, demand, action, or cause of action that such Person asserts or may assert against the Borrower, any of its Affiliates, or any of their respective officers or directors; (b) any and all claims, demands, actions, or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of the Borrower, the Agent and the Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action, or cause of action described in clause (a) or clause (b) preceding; and (d) any and all liabilities (including liabilities under indemnities), losses, costs, or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action, or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action, or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, whether or not an Indemnitee is a party to such claim, demand, action, cause of action, or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive repayment of all Obligations.

        Section 14.3 Limitation of Liability. No Agent-Related Person, Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to the Borrower for and, by the execution of the Loan Documents to which it is a party, each other party to any Loan Document, hereby waives, releases, and agrees not to sue any of them upon, any claim for, any special, indirect, incidental, consequential, or punitive damages suffered or incurred by any such Person in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

        Section 14.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by any of the Agent, the Arranger, or any Lender shall have the right to act exclusively in the interest of Agent, the Arranger, and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any Guarantor, any shareholders of the Borrower or any Guarantor, or any other Person.

        Section 14.5 No Fiduciary Relationship. The relationship between the Borrower and the Guarantors on the one hand and the Agent, the Arranger, and the Lenders on the other is solely that of debtor and creditor, and neither any of the Agent, the Arranger, nor any Lender has any fiduciary or other special relationship with the Borrower or any Guarantor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Guarantors on the one hand and any of the Agent, the Arranger, and each Lender on the other to be other than that of debtor and creditor.

        Section 14.6 Equitable Relief. The Borrower recognizes that in the event the Borrower or any Guarantor fails to pay, perform, observe, or discharge any or all of the Obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Lenders. The Borrower therefore agrees that the Agent and the Lenders, if the Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        Section 14.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and

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        remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

        Section 14.8 Binding Effect; Successors; Assignment.

               (a) This Agreement and the other Loan Documents to which the Borrower is a party will be binding upon and inure to the benefit of the Borrower, the Agent, the Lenders, and their respective successors and assigns, except that, the Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all of the Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note (or, with respect to Bank of America, its Notes) or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release such Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

               (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Commitment; provided that (i) such assignment, if not to a Lender or an Affiliate of the assigning Lender, shall be consented to by the Borrower at all times other than during the existence of a Default or Event of Default (which approval shall not be unreasonably withheld or delayed) and by the Agent, (ii) a copy of a duly signed and completed Assignment and Acceptance and a copy of a duly signed and completed Acknowledgment of Intercreditor Agreement shall be delivered to the Agent, (iii) except in the case of an assignment (A) to an Affiliate of the assigning Lender or to another Lender or (B) of the entire remaining Commitment of the assigning Lender, the portion of the Commitment assigned shall not be less than $10,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five (5) Business Days after the date the Agent has received the Assignment and Acceptance. Upon obtaining any consent required as set forth in the prior sentence, any forms required by Section 14.22 and payment of the requisite fee described below, the assignee named therein shall be a Lender for all purposes of this Agreement to the extent of the Assigned Interest (as defined in such Assignment and Acceptance), and the assigning Lender shall be released from any further obligations under this Agreement to the extent of such Assigned Interest. Upon request, the Borrower shall execute and deliver new or replacement Revolving Notes to the assigning Lender and the assignee Lender to evidence the portion of the Revolving Loan made by them. The Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Agent-Related Person as to any matter. The Agent shall record the information contained in the Assignment and Acceptance in the Register. For purposes hereof, each mutual fund that is an Affiliate of a Lender shall be deemed to be a single Eligible Assignee, whether or not such fund is managed by the same fund manager as other mutual funds that are Affiliates of the same Lender.

               (c) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $3,500 from such Eligible Assignee and/or such assigning Lender (including in the case of assignments to Affiliates of assigning Lenders or assignments from one Lender to another Lender), the Agent shall, promptly following the effective date thereof, provide to the Borrower and the Lenders a revised Schedule 14.13 giving effect thereto.

               (d) Each Lender may from time to time, without the consent of any other Person, grant participations to one or more other Persons (including another Lender) of all or any portion of its Commitment; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Article 5 (but only to the extent that the cost of such benefits to the Borrower does not exceed the cost which the Borrower would have incurred in respect of such Lender absent the participation) and subject to Section
        4.7 and Section 12.4, (iv) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation agreement shall not restrict an increase in the combined Commitments or in the granting Lender's Commitment or Commitment Percentage, so long as the amount of the participation interest is not increased, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; provided, however, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, (C) reduces the amount of any installment of principal owing to such participant, or (D) releases all or substantially all of the Guarantors of their obligations under the Subsidiary Guaranty. Any Lender that sells a participation to any Person that is a "foreign corporation, partnership, or trust" within the meaning of the Code shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 14.22 as if such Person were a Lender and provide that the Agent and the Borrower shall be third party beneficiaries of such covenant.

               (e) Amendment of Commitments. Upon execution, delivery, and acceptance of an Assignment and Acceptance, the signature pages of the Lenders shall be deemed to be automatically amended to reflect the resulting Commitments of the Lenders after giving effect to such Assignment and Acceptance; provided that the Commitments of the Lenders not a party to such Assignment and Acceptance shall not be affected as a result of such amendment.

               (f) Register.

                      (i) The Agent shall maintain, at the Agent's Office, a
               register for the recordation of the names and addresses of the Lenders and the Commitments and Balances of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Agent shall maintain the

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               Register as agent for the Borrower (it being acknowledged and agreed that the Agent and each Agent-Related Person, in such capacity, shall constitute Indemnitees under Section 14.2).

                      (ii) The Agent shall record in the Register the Commitment and Balances from time to time of each Lender, and each repayment or prepayment in respect thereof. Any recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, however, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Balances.

                      (iii) Each Lender shall record on its internal records
               (including, without limitation, the Note (or with respect to Bank of America, the Notes) held by such Lender) the amount of each Balance held by it and each payment in respect thereof. Any recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, however, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or Balances; provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                      (iv) The Borrower, the Agent and the Lenders shall deem
               and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Balances listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Balances shall be effective, in each case, unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Obligations shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as the Lender shall be conclusive and binding on any subsequent holder, assignee, or transferee of the corresponding Commitments or Obligations.

               (g) Delivery of Information. Any Lender may furnish any information concerning the Borrower or any Affiliate of the Borrower in the possession of such Lender from time to time to assignees and participants (including, without limitation, prospective assignees and participants) subject to such Persons agreeing to being bound by the provisions of Section 14.21.

        Section 14.9 Survival. All representations and warranties made by the Borrower or any Guarantor in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations under Article 5,

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Section 13.7, Section 14.1, and Section 14.2 shall survive repayment of the
Notes and termination of the Commitments.

        Section 14.10 Entire Agreement. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        Section 14.11 Amendments and Waivers. Any provision of any Loan Document may be amended or waived and any consent to any departure by the Borrower therefrom may be granted if, but only if, such amendment, waiver, or consent is in writing and is signed by the Borrower, and the Required Lenders (and, if Article 13 or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment, waiver, or consent applicable to:

               (a) a Balance or Commitment which has the effect of

                      (i) increasing such Commitment (but not the aggregate
               Commitments as provided by Section 2.6),

                      (ii) reducing the principal of or rate of interest on such
               Balance or any fees or other amounts payable hereunder with respect to such Balance or Commitment,

                      (iii) postponing any date fixed for the payment of any
               principal of or interest on such Balance or any fees or other amounts payable hereunder with respect to such Balance or Commitment or changing any optional or mandatory prepayment provision applicable to such Balance, or

                      (iv) postponing any date fixed for termination of such
               Commitment,

        shall be effective unless also signed by each Lender holding the Balance or Commitment of the type being modified; and

               (b) any change (including a waiver):

                      (i) in the definition of Required Lenders or the
               provisions of this Section 14.11;

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                      (ii) which has the effect of releasing the Borrower, any
               Subsidiary of the Borrower, or any Guarantor in a transaction which is not otherwise permitted hereby; or

                      (iii) which releases all or substantially all of the
               Guarantors of their obligations under the Subsidiary Guaranty;

        shall not be effective unless signed by all Lenders.

        Section 14.12 Maximum Interest Rate. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Obligations or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

        Section 14.13 Notices. All notices and other communications provided for in any Loan Document to which the Borrower is a party shall be given or made in writing (except as otherwise permitted by Section 4.3) and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified in Schedule 14.13, or with respect to a Lender not a party to this Agreement on the Closing Date, in its Assignment and Acceptance, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Section 4.3 shall not be effective until received by the Agent. Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or telecopy is solely for the convenience and at the request of the Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and neither the Agent nor any Lender shall have any liability to the Borrower or any other Person on account of any action taken or not taken by the Agent or any Lender in reliance upon such telephonic or telecopy notice. The obligation of the Borrower to repay the Loan shall not be affected in any way or to any extent by any failure of the Agent or any Lender to receive written confirmation of any telephonic or telecopy notice or the receipt by the Agent or any Lender of a confirmation which is at variance with the terms understood by the Agent or such Lender to be contained in such telephonic or telecopy notice.

        Section 14.14 Governing Law; Venue; Service of Process.

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               (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
        ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE AGENT, AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE AGENT, AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAWS OF SUCH STATE.

        Section 14.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

        Section 14.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of such Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

        Section 14.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

        Section 14.18 Construction. The Borrower, each Guarantor (by its execution of the Loan Documents to which it is a party), the Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

        Section 14.19 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the



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limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

        Section 14.20 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        Section 14.21 Confidentiality. The Agent, each Lender and each participant shall use any confidential non-public information concerning the Borrower and its Subsidiaries that is furnished to the Agent or such Lender by or on behalf of the Borrower and its Subsidiaries in connection with the Loan Documents (collectively, "Confidential Information") solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, the Agent and each Lender may disclose Confidential Information (a) to their Affiliates or any of their or their Affiliates' directors, officers, employees, auditors, counsel, advisors, or representatives (collectively, the "Representatives") whom it determines need to know such information for the purposes set forth in this Section, (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein, (c) to any Governmental Authority having or claiming to have authority to regulate or oversee any aspect of the Agent's or such Lender's business or that of their Representatives in connection with the exercise of such authority or claimed authority, (d) to the extent necessary or appropriate to effect or preserve the Agent's or such Lender's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against the Agent or such Lender or any of their Representatives; and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in the Agent's or a Lender's possession prior to its being provided by or on behalf of the Borrower or any of its Subsidiaries, provided that such information is not known by the Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, the Borrower or any of its Subsidiaries, (y) is or becomes publicly available (other than through a breach hereof by the Agent or such Lender), or (z) becomes available to the Agent or such Lender on a nonconfidential basis, provided that the source of such information was not known by the Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

        Section 14.22 Foreign Lenders. Each Foreign Lender shall deliver to the Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two (2) duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Foreign Lender shall (a) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant U.S. taxing authorities) as may then be available under then current U.S. laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Agent of any available exemption from or reduction of, U.S. withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Foreign Lender, and as may be reasonably necessary (including the re-designation of its Applicable Lending Office) to avoid any requirement of applicable laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender. If such Foreign Lender fails to deliver the above forms or other documentation, then the Agent may withhold from any interest payment to such Foreign Lender an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Agent did not properly withhold any tax or other amount from payments made in respect of such Foreign Lender, such Foreign Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

        Section 14.23 Amendment and Restatement. This Agreement and the other Loan Documents amends, restates, and replaces in its entirety the Original Agreement. All rights, benefits, indebtedness, interest, liabilities, and obligations of the parties to the Original Agreement are hereby amended, restated, replaced, and superseded in their entirety according to the terms and provisions set forth herein and in the other Loan Documents. All indebtedness, liabilities, and obligations under the Original Agreement, including, without limitation, all promissory notes executed by the Borrower pursuant thereto, are hereby renewed by this Agreement, the Notes, and the other Loan Documents executed by the Borrower pursuant to this Agreement and shall, from and after the Closing Date, be governed by this Agreement and the other Loan Documents. The Borrower represents and warrants that as of the date hereof there are no claims or offsets against, or defenses or counterclaims to, its obligations under this Agreement, the Original Agreement, or any of the other agreements, documents, or instruments executed in connection herewith or therewith. To induce the Agent and the Lenders to enter into this Agreement, the Borrower waives any and all such claims, offsets, defenses, or counterclaims, whether known or unknown, arising prior to the Closing Date and relating to the Original Agreement or this Agreement.


                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                      BORROWER:

                                      WILLIAMS-SONOMA, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      AGENT:

                                      BANK OF AMERICA, NATIONAL
                                      ASSOCIATION, as the Agent


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      LENDERS:

                                      BANK OF AMERICA, NATIONAL
                                      ASSOCIATION
Commitment:
        $45,000,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      FLEET NATIONAL BANK
Commitment:
        $28,000,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      THE BANK OF NEW YORK
Commitment:
        $22,500,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      FIRST UNION NATIONAL BANK
Commitment:
        $17,500,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      WELLS FARGO BANK, N.A.
Commitment:
        $17,500,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      BNP PARIBAS
Commitment:
        $17,500,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      THE CHASE MANHATTAN BANK
Commitment:
        $13,000,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      NATIONAL CITY BANK
Commitment:
        $13,000,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      UNION BANK OF CALIFORNIA, N.A.
Commitment:
        $13,000,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      FIRSTAR BANK NA
Commitment:
        $13,000,000
                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT A

                             Form of Revolving Note



                             Exhibit A, Cover Page

                                    EXHIBIT B

                             Form of Swingline Note



                             Exhibit B, Cover Page

                                    EXHIBIT C

                        Form of Assignment and Acceptance



                             Exhibit C, Cover Page

                                    EXHIBIT D

                         Form of Compliance Certificate



                             Exhibit D, Cover Page

                                    EXHIBIT E

                           Form of Subsidiary Guaranty



                             Exhibit E, Cover Page

                                    EXHIBIT F

    Form of Notice of Borrowings, Conversions, Continuations, or Prepayments



                             EXHIBIT F, Cover Page

                                    EXHIBIT G

                            Form of Joinder Agreement



                             Exhibit G, Cover Page

                                    EXHIBIT H

                Form of Acknowledgment of Intercreditor Agreement



                             Exhibit H, Cover Page

                                  Schedule 7.1
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                            Governmental Certificates

New York
Texas
Florida
New Jersey
Illinois
Massachusetts
Connecticut
Pennsylvania
Ohio
Virginia
Washington
Georgia
Michigan
Colorado
North Carolina



                            Schedule 7.1, Solo Page

                                  Schedule 8.4
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                              Operation of Business


1. In July 2000, Williams-Sonoma Direct, Inc. entered into a 10-year lease with C.A. Hempt Estate, Inc. for property in Camp Hill, Pennsylvania, outside of Harrisburg, to be used as a mail-order call center. The lease has two five-year renewal options. Base rent for the first five years is fixed; in years six through ten the rent increases 2% each year and in years 11 through 20 increases by the greater of 2% or Consumer Price Index-US City Average. Assuming Williams-Sonoma Direct, Inc. exercises both renewal options, the total rent payments over the 20 year lease are expected to be approximately $10,935,000.

2. In February 2000, the Letter of Credit Agreement between the Borrower and Bank of America, dated as of June 1, 1997, as amended (the "Letter of Credit Agreement"), was amended to provide for a revolving line of credit equal to $75,000,000. This revolving line of credit under the Letter of Credit Agreement will be terminated as of the Closing Date and a portion of the proceeds from the initial Loan will be used to repay the $73,000,000 outstanding under the revolving line; only the letter of credit portion of the agreement will remain in effect.

3. The Borrower's documentary letter of credit facility under the Letter of Credit Agreement was recently increased from $75,000,000 to $90,000,000.



                            Schedule 8.4, Solo Page

                                  Schedule 8.5
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                            Litigation and Judgments


Bonnie Weinstein, Jack Biancalana, et. al v. Williams-Sonoma, Inc., The Ruffoni Family, et. al., Case No. 301-563 (filed March 8, 2000), Superior Court of California (San Francisco). The class action lawsuit filed against the Borrower alleges physical injuries and emotional distress suffered and is seeking approximately $22,500,000 in damages. The Company believes that the matter is covered by insurance and has referred the matter to its insurance carrier. Although the Borrower believes it has strong defenses, litigation is inherently unpredictable and there is no guarantee the Borrower will prevail and that the outcome of the case would not have a Material Adverse Effect.



                             Schedule 8.5 Solo Page

                                  Schedule 8.9
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                                      Debt


1. $40,000,000 7.20% Senior Notes Due August 8, 2005 issued by the Borrower pursuant to that certain Note Agreement dated as of August 1, 1995. The outstanding principal balance as of July 30, 2000 was $34,256,000.

2. $7,000,000 initial principal amount pursuant to the Amended and Restated Standing Loan Agreement, dated as of June 1, 1997 between the Borrower and Bank of America evidenced by the promissory note dated as of March 9, 1995 and secured by a Deed of Trust relating to the property located at 3250 Van Ness Avenue, San Francisco, California. (See Schedule 10.2 regarding UCC-1 Financing Statement and Deed of Trust). The remaining principal balance as of July 30, 2000 was $6,216,250.

3. $6,216,250 under a floating/fixed rate swap agreement with Bank of America that expires on April 2, 2001 related to the Amended and Restated Standing Loan Agreement described in Item 2 above.

4. $14,000,000 aggregate initial principal amount pursuant to that certain Lease Intended as Security dated as of January 25, 2000, between the Borrower and Banc of America Leasing & Capital, LLC. (See Schedule 10.2 regarding the lien filed with the Federal Aviation Administration). The remaining principal balance on the synthetic lease. as of July 30, 2000, was approximately $13,750,000.

5. Approximately $542,000 outstanding as of July 30, 2000 under capital leases (excluding the capital lease described in Item 4 above).

6. Other Debt outstanding on the Closing Date in a principal amount not to exceed in the aggregate, together with all other Debt listed on this
        Schedule 8.9 and the amount shown on the Borrower's most recent financial statement delivered pursuant to Section 8.2 of the Credit Agreement, plus $100,000.

7. $90,000,000 letter credit facility pursuant to that certain Letter of Credit Agreement, between the Borrower and Bank of America, dated as of June 1, 1997, as amended. As of July 30, 2000 there was approximately $59,406,000 outstanding under the letter of credit portion of the Letter of Credit Agreement. Under the same Letter of Credit of Agreement there is a $75,000,000 revolving line that will be terminated as of the Closing Date. As of July 30, 2000 there was $73,000,000 outstanding under the revolving line that will be repaid in full with the proceeds of the initial Loan hereunder.





                            Schedule 8.9, Solo Page

                                  Schedule 8.10
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                                      Taxes

INCOME AND FRANCHISE TAXES

Texas:

        The Borrower filed its final franchise tax report on August 11, 2000. The additional tax due with the filing was approximately $25,000.


SALES AND USE TAX

Missouri:

        Use Tax on Fixed Assets - Approximately $10,000.

        Sales Tax on Expenses for Williams-Sonoma Stores, Inc. - Approximately $30,000 (Issue is still open. Preliminary audit workpapers are being reviewed. The Borrower expects the assessment to be reduced.)

Texas:

        Use Tax on Fixed Assets - Approximately $520,000 - The Borrower is working with a sales tax consultant in Texas to reduce this amount.

        Additional Tax - Exempt Transactions - Approximately $865,000 (Issue is currently being protested. The Borrower is working with a sales tax consultant in Texas. This amount should be reduced significantly or eliminated from audit.)

Baton Rouge Department of Revenue:

        Sales Tax Audit - Approximately $6,400. (Assessment is being protested. The Borrower should be able to have the assessment either significantly reduced or eliminated.

California:

        Currently being audited. No assessment or proposed assessment has been issued. Auditor has not yet scheduled his return to complete audit.

        NOTE: Although the audit has not been completed, the Borrower has been able to determine that there is an outstanding liability due to the sales tax on shipping income for the period of January 1, 1998 through June 30, 2000 of approximately $600,000.

Tennessee:

        Currently being audited. No assessment or proposed assessment has been issued. Auditor is scheduled to return to complete audit and provide preliminary assessment in September.



                            Schedule 8.10, Solo Page

                                  Schedule 8.12
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                                  ERISA Matters


None.



                            Schedule 8.12, Solo Page

                                  Schedule 8.14
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                          Subsidiaries; Capitalization


1.      SUBSIDIARIES: Williams-Sonoma Stores, Inc.
                      Williams-Sonoma Direct, Inc.
                      Williams-Sonoma Retail Services, Inc.
                      Pottery Barn, Inc.
                      Pottery Barn Kids, Inc.
                      Chambers Catalog Company, Inc.
                      Hold Everything, Inc.
                      Williams-Sonoma Stores, LLC

2.      CAPITALIZATION:

        CORPORATIONS

======================================================================================================
                       State of                                                            Percentage
      Issuer        Incorporation     Authorized Stock     Issued Stock     Shareholder     Interest
======================================================================================================
Williams-Sonoma,    California     126,562,500 shares of  56,702,030
Inc.                               Common Stock and       shares of
                                   7,500,000 shares of    Common                N/A           N/A
                                   Preferred Stock        Stock(1)
------------------------------------------------------------------------------------------------------
Williams-Sonoma     California     100 shares of          100 shares of    Williams-
Stores, Inc.                       Common Stock           Common Stock     Sonoma, Inc.       100%
------------------------------------------------------------------------------------------------------
Williams-Sonoma     California     1,000 shares of        100 shares of    Williams-
Direct, Inc.                       Common Stock           Common Stock     Sonoma, Inc.       100%
------------------------------------------------------------------------------------------------------
Williams-Sonoma     California     1,000 shares of        1,000 shares     Williams-
Retail Services,                   Common Stock           of Common        Sonoma, Inc.       100%
Inc.                                                      Stock
------------------------------------------------------------------------------------------------------
Pottery Barn, Inc.  California     1,000 shares of        100 shares of    Williams-
                                   Common Stock           Common Stock     Sonoma, Inc.       100%
------------------------------------------------------------------------------------------------------

--------
   (1) As of August 14, 2000



                           Schedule 8.14, Page 1 of 2

======================================================================================================
                       State of                                                            Percentage
      Issuer        Incorporation     Authorized Stock     Issued Stock     Shareholder     Interest
======================================================================================================
Pottery Barn        California     1,000 shares of        1,000 shares     Williams-
Kids, Inc.                         Common Stock           of Common        Sonoma, Inc.       100%
                                                          Stock
------------------------------------------------------------------------------------------------------
Chambers Catalog    California     100 shares of          100 shares of    Williams-
Company, Inc.                      Common Stock           Common Stock     Sonoma, Inc.       100%
------------------------------------------------------------------------------------------------------
Hold Everything,    California     1,000 shares of        100 shares of    Williams-          100%
Inc.                               Common Stock           Common Stock     Sonoma, Inc.
======================================================================================================


        LIMITED LIABILITY COMPANIES

================================================================================
                      State of
Issuer                Formation       Members             Units      Percentage
================================================================================
Williams-Sonoma       Delaware        Williams-Sonoma      100          100%
Stores, LLC                           Stores, Inc.
================================================================================


3.      OPTIONS, WARRANTS, VOTING AGREEMENTS:

        As of August 14, 2000 there were options outstanding covering 6,598,503 shares of Common Stock of the Borrower.



                           Schedule 8.14, Page 2 of 2

                                  Schedule 8.15
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                               Material Agreements


None.



                            Schedule 8.15, Solo Page

                                  Schedule 8.19
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                              Environmental Matters


None.



                            Schedule 8.19, Solo Page

                                  Schedule 8.20
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                                  Broker's Fees


Arrangement Fee payable to the Arranger as set forth in the Agent's Letter.



                            Schedule 8.20, Solo Page

                                  Schedule 8.21
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                                Employee Matters


None.



                            Schedule 8.21, Solo Page

                                  Schedule 10.2
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                                 Permitted Liens


1. Deed of Trust, Assignment of Rents and Fixture Filings covering the real property at 3250 Van Ness Avenue, San Francisco, California, dated as of March 9, 1994 made by the Borrower, in favor of Equitable Deed Company, as trustee for the benefit of Bank of America, and the related California UCC-1 Financing Statement (State of California; File No. 94070510).

2. Lease Intended as Security described in Item 4 of Schedule 8.9 and the related Certificate of Acceptance filed with the Federal Aviation Administration on January 28, 2000 (Conveyance No. RR020554), perfecting the security interest in the Canadair model CL-600-2BI6 aircraft and two General Electric model CF34-3AI aircraft engines.

3. UCC-1 Financing Statement filed pursuant to that certain Aircraft Lease Agreement dated as of December 28, 1994 between the Company and General Electric Capital Corporation covering the Canadair model CL-600-2BI6 aircraft and the two General Electric model CF34-3AI aircraft engines. (State of California; File No. 95-01960116).

4. Liens securing debt described in Schedule 8.9, Item 6, incurred to finance the acquisition, construction or improvement of equipment, including vehicles, attaching only to the assets acquired, constructed or improved, and directly-related assets such as proceeds (including insurance proceeds), products, accessions, substitutions and replacements.



                            Schedule 10.2, Solo Page

                                  Schedule 10.5
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                                   Investments


1. 9,200 shares of capital Il Fornaio "America" Corporation. The total investment as of July 30, 2000 was approximately $309,115.

2. 937,234 shares of Series J Preferred Stock of Wedcom, Inc., a Delaware corporation. the total investment as of July 30, 2000 was approximately $2,000,002.

3.      See Schedule 8.14, Section 1, regarding Subsidiaries of the Borrower.



                            Schedule 10.5, Solo Page

                                 Schedule 14.13
                                       to
                              Williams-Sonoma, Inc.
                                Credit Agreement

                              Addresses for Notices


WILLIAMS - SONOMA, INC.:

        Williams-Sonoma, Inc.
        100 North Point Street
        San Francisco, California 94133
        Attention:     Sharon McCollam, Vice President, Finance
        Telecopy No.:  415-616-8483



                          Schedule 14.13, Page 1 of 12

                                 Schedule 14.13
                                     (cont.)


BANK OF AMERICA, NATIONAL ASSOCIATION (as the Agent)

Funding Notices:

        1850 Gateway Boulevard
        Concord, California 94520
        Attention: Kristine Kelleher
        Telecopy No.: 925-969-2817

Other Notices:

        Commercial Agency Management
        WA1-102-16-20
        701 5th Avenue, Floor 16
        Seattle, Washington 98104
        Attention: Dora A. Brown
        Telecopy No.: 206-358-0971

Agent's Payment Instructions:

        Bank of America, National Association
        ABA #11100012
        Dallas, Texas
        Acct. # Corporate FTA 3750836479
        Attention: Kristine Kelleher
        Reference:  Williams-Sonoma



                          Schedule 14.13, Page 2 of 12

                                 Schedule 14.13
                                     (cont.)


BANK OF AMERICA, NATIONAL ASSOCIATION (as a Lender)

Domestic and Libor Lending Office:

        1850 Gateway Boulevard
        Concord, California 94520
        Attention: Kristine Kelleher

Notices (other than Funding notices):

        CA5-102-LL-13
        345 Montgomery St.
        San Francisco, California 94104
        Attention: Michael Sanz
        Telecopy No.: 415-622-1878



                          Schedule 14.13, Page 3 of 12

                                 Schedule 14.13
                                     (cont.)


FLEET NATIONAL BANK

Applicable Lending Office for Base Rate Balances and Libor Rate Balances:

        100 Federal Street
        Mail Code: MA DE 10008F
        Boston, Massachusetts 02110
        Attention: Dwayne Nelson

Credit Contact:

        100 Federal Street
        Mail Code: MA DE 10008F
        Boston, Massachusetts 02110
        Attention:  Peter Griswold
        Telecopy No.:  617-434-6685

Operations Contact:

        100 Federal Street
        Mail Code: MA DE 10008F
        Boston, Massachusetts 02110
        Attention:  Dwayne Nelson
        Telecopy No.:  617-434-9933



                          Schedule 14.13, Page 4 of 12

                                 Schedule 14.13
                                     (cont.)


THE BANK OF NEW YORK

Applicable Lending office for Base Rate Balances:

        101 Barclay Street
        New York, New York 10286
        Attention: Commercial Loan Servicing Department

Applicable Lending Office for Libor Rate Balances:

        101 Barclay Street
        New York, New York 10286
        Attention: Eurodollar/Cayman Funding Area

Credit Contact:

        One Wall Street
        New York, New York 10286
        Attention:  Charlotte Sohn Fuiks
        Telecopy No.: 212-635-1483

Operations Contact:

        One Wall Street
        New York, New York 10286
        Attention:  Madlyn Myrick
        Telecopy No.:  212-653-1481



                          Schedule 14.13, Page 5 of 12

                                 Schedule 14.13
                                     (cont.)


FIRST UNION NATIONAL BANK

Applicable Lending Office for Base Rate Balances and Libor Rate Balances:

        301 South College Street
        Charlotte, North Carolina 28288
        Attention:  Lisa Johnson-Keys

Credit Contact:

        Widener Building, 12th Floor
        1 South Penn Square PA4843
        Philadelphia, Pennsylvania 19107
        Attention:  Bill Fox
        Telecopy No.:  215-786-2877

Operations Contact:

        FUNB PA4848
        1339 Chestnut Street
        Philadelphia, Pennsylvania 19107
        Attention:  Lisa Johnson-Keys
        Telecopy No.:  215-973-7185



                          Schedule 14.13, Page 6 of 12

                                 Schedule 14.13
                                     (cont.)


WELLS FARGO BANK, N.A.

Applicable Lending Office for Base Rate Balances and Libor Rate Balances:

        420 Montgomery, 9th Floor
        San Francisco, California 94104
        Attention: Ginnie Padgett

Credit Contact:

        420 Montgomery, 9th Floor
        San Francisco, California 94104
        Attention:  June Hanson
        Telecopy No.:  415-837-0610

Operations Contact:

        201 3rd Street, MAC A0187-081
        San Francisco, California 94103
        Attention:  Ginnie Padgett
        Telecopy No.:  415-512-1943



                          Schedule 14.13, Page 7 of 12

                                 Schedule 14.13
                                     (cont.)


BNP PARIBAS

Applicable Lending Office for Base Rate Balances and Libor Rate Balances:

        180 Montgomery Street
        San Francisco, California 94104
        Attention: Donald Hart

Credit Contact:

        180 Montgomery Street
        San Francisco, California 94104
        Attention: Hamed Farhadi
        Telecopy No.: 415-445-0137

Operations Contact:

        180 Montgomery Street
        San Francisco, California 94104
        Attention: Deborah McAdam
        Telecopy No.: 415-989-9041



                          Schedule 14.13, Page 8 of 12

                                 Schedule 14.13
                                     (cont.)


THE CHASE MANHATTAN BANK

Applicable Lending Office for Base Rate Balances and Libor Rate Balances:

        1 Chase Plaza, 8th Floor
        New York, New York 10081
        Attention:  Vito Cipriano
        Telecopy No.:  212-552-5662

Credit Contact:

        101 California Street
        San Francisco, California 94111
        Attention:  William Rindfuss
        Telecopy No.:  415-954-9583

Operations Contact:

        1 Chase Plaza, 8th Floor
        New York, New York 10081
        Attention:  Vito Cipriano
        Telecopy No.:  212-552-5662



                          Schedule 14.13, Page 9 of 12

                                 Schedule 14.13
                                     (cont.)


NATIONAL CITY BANK

Applicable Lending Office for Base Rate Balances and Libor Rate Balances:

        1900 E. 9th Street, Loc. 2077
        Cleveland, Ohio 44114
        Attention:  Revette Vickerstaff

Credit Contact:

        1 South Broad Street
        Philadelphia, Pennsylvania 19107
        Attention:  Thomas J. McDonnell
        Telecopy No.:  267-256-4001

Operations Contact:

        1900 E. 9th Street, Loc. 2077
        Cleveland, Ohio 44114
        Attention:  Revette Vickerstaff
        Telecopy No.: 216-488-7110



                         Schedule 14.13, Page 10 of 12

                                 Schedule 14.13
                                     (cont.)


UNION BANK OF CALIFORNIA, N.A.

Applicable Lending Office for Base Rate Balances and Libor Rate Balances:

        Commercial Customer Service Unit
        1980 Saturn Street
        Monterey Park, California 91755
        Attention:  Ruby Gonzales

Credit Contact:

        350 California Street, 6th Floor
        San Francisco, California 94104
        Attention:  Cecilia Valente
        Telecopy No.:  415-705-7085

Operations Contact:

        Commercial Customer Service Unit
        1980 Saturn Street
        Monterey Park, California 91755
        Attention:  Ruby Gonzales



                         Schedule 14.13, Page 11 of 12

                                 Schedule 14.13
                                     (cont.)


FIRSTAR BANK NA

Applicable Lending Office for Base Rate Balances and Libor Rate Balances:

        One Firstar Plaza
        Tram 12-3
        St. Louis, Missouri 63101
        Attention: Mary Birk

Credit Contact:

        One Firstar Plaza
        Tram 12-3
        St. Louis, Missouri 63101
        Attention:  Steve Reese
        Telecopy No.:  314-418-1963

Operations Contact:

        One Firstar Plaza
        Tram 12-3
        St. Louis, Missouri 63101
        Attention:  Connie Sweeney
        Telecopy No.:  920-426-7655



                         Schedule 14.13, Page 12 of 12